                                 EXHIBIT 2

              Asset Purchase Agreement dated October 3, 1995
                   among Cordis Medical Products, Inc.,
                  Scherer Healthcare, Ltd., d/b/a Custom
                 Medical Products, ASH Enterprises, Inc.,
                    Out-Patient Products Company, Inc.,
              Scherer Healthcare, Inc. and Cordis Corporation

______________________________________________________________________________
______________________________________________________________________________



                          ASSET PURCHASE AGREEMENT
                                    AMONG
                       CORDIS MEDICAL PRODUCTS, INC.,
                          SCHERER HEALTHCARE, LTD.,
                       D/B/A CUSTOM MEDICAL PRODUCTS,
                           ASH ENTERPRISES, INC.,
                     OUT-PATIENT PRODUCTS COMPANY, INC.,
                          SCHERER HEALTHCARE, INC.
                           (solely with respect to
      Sections 3.1(b), 3.5, 3.6, 3.7, 3.32(a), 3.32(b), 3.33, 5.12, 7.6
                               and Article VIII)
                                     AND
                             CORDIS CORPORATION
                           (solely with respect to
                  Article IV, Section 5.13 and Article VIII)




______________________________________________________________________________

                        Dated as of October 3, 1995
______________________________________________________________________________

                              TABLE OF CONTENTS

                                                                    Page

ARTICLE I DEFINITIONS.................................................1

        SECTION 1.1.  Certain Defined Terms. .........................1
        SECTION 1.2.  Other Definitional Provisions. .................2

ARTICLE II CLOSING; PURCHASE AND SALE.................................2

        SECTION 2.1.  Closing. .......................................2
        SECTION 2.2.  Purchased Assets. ..............................2
        SECTION 2.3.  Consideration; Purchase Price; Assumption
                        of Liabilities. ..............................3
        SECTION 2.4.  Allocation of Purchase Price. ..................5
        SECTION 2.5.  Escrow. ........................................5

ARTICLE III REPRESENTATIONS AND WARRANTIES OF
        SELLER, PARENT AND THE PARTNERS...............................6

        SECTION 3.1.  Formation; Incorporation and Organization;
                        Good Standing; Due Authorization. ............6
        SECTION 3.2.  No Outstanding Rights. .........................9
        SECTION 3.3.  Purchased Assets; Asheville Plant. .............9
        SECTION 3.4.  Clear Title and Lack of Encumbrances. ..........10
        SECTION 3.5.  Non-Contravention. .............................10
        SECTION 3.6.  Consents, Approvals and Filings. ...............10
        SECTION 3.7.  Litigation and Investigations. .................11
        SECTION 3.8.  Pension and Benefit Plans. .....................11
        SECTION 3.9.  Authorizations. ................................12
        SECTION 3.10. Payments. ......................................12
        SECTION 3.11. Books and Records. .............................13
        SECTION 3.12. Financial and Accounting Matters. ..............13
        SECTION 3.13. Retained Liabilities. ..........................14
        SECTION 3.14. Accounts Payable; Undisclosed Liabilities. .....14
        SECTION 3.15. Operations in the Ordinary Course; No
                        Material Adverse Changes. ....................14
        SECTION 3.16. Condition of FF&E; Inventory. ..................15
        SECTION 3.17. Taxes. .........................................15
        SECTION 3.18. Leases. ........................................15
        SECTION 3.19. Subsidiaries; Affiliates. ......................16
        SECTION 3.20. Contracts. .....................................16
        SECTION 3.21. Certain Employees. .............................17
        SECTION 3.22. Trade Unions. ..................................17

        SECTION 3.23. Location of Purchased Assets. ..................18
        SECTION 3.24. Compliance with Laws. ..........................18
        SECTION 3.25. Patents, Technology and Trademarks. ............18
        SECTION 3.26. Infringement. ..................................19
        SECTION 3.27. Insurance. .....................................19
        SECTION 3.28. No Broker's or Finder's Fee. ...................20
        SECTION 3.29. Environmental Matters. .........................20
        SECTION 3.30. Potential Conflicts of Interest. ...............22
        SECTION 3.31. WARN Act. ......................................23
        SECTION 3.32. FDA and Other Regulatory Compliance. ...........23
        SECTION 3.33. Disclosure. ....................................24

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF
        CORDIS AND PURCHASER..........................................24

        SECTION 4.1.  Incorporation and Organization; Good
                        Standing; Due Authorization. .................24
        SECTION 4.2.  Non-Contravention. .............................25
        SECTION 4.3.  Consents, Approvals and Filings. ...............25
        SECTION 4.4.  No Broker's or Finder's Fee. ...................26

ARTICLE V COVENANTS...................................................26

        SECTION 5.1.  Consents. ......................................26
        SECTION 5.2.  Delivery of Books and Records; Access. .........26
        SECTION 5.3.  Retained Liabilities; Assumed Liabilities. .....27
        SECTION 5.4.  Further Assurances. ............................27
        SECTION 5.5.  Change of Name. ................................28
        SECTION 5.6.  Termination of Supply Agreement. ...............28
        SECTION 5.7.  Intentionally Deleted. .........................28
        SECTION 5.8.  Maintenance of Existence. ......................28
        SECTION 5.9.  Operations of Non-Medical Business. ............29
        SECTION 5.10. Insurance. .....................................29
        SECTION 5.11. License of "Alliance" Trademarks. ..............29
        SECTION 5.12. Parent Guaranty. ...............................30
        SECTION 5.13. Cordis Guaranty. ...............................30

ARTICLE VI CONDITIONS PRECEDENT.......................................31

        SECTION 6.1.  Conditions Precedent to the Obligations of
                        Seller to Complete the Closing. ..............31
        SECTION 6.2.  Conditions Precedent to the Obligations of
                        Purchaser to Complete the Closing. ...........32

ARTICLE VII EMPLOYEES AND EMPLOYEE BENEFIT
        MATTERS.......................................................35

        SECTION 7.1.  Employment of New Employees. ...................35

        SECTION 7.2.  Establishment of Employee Benefit Plans. .......35
        SECTION 7.3.  Severance. .....................................36
        SECTION 7.4.  Required Documentation. ........................36
        SECTION 7.5.  Reservations of Rights. ........................36
        SECTION 7.6.  No Solicitation or Hiring. .....................37

ARTICLE VIII INDEMNIFICATION..........................................37

        SECTION 8.1.  Survival of Representations and Warranties. ....37
        SECTION 8.2.  Indemnification. ...............................38
        SECTION 8.3.  Bulk Sales Laws. ...............................40
        SECTION 8.4.  General Indemnification Procedures. ............41

ARTICLE IX MISCELLANEOUS PROVISIONS...................................42

        SECTION 9.1.  Expenses. ......................................42
        SECTION 9.2.  Entire Agreement; Amendments. ..................42
        SECTION 9.3.  Schedules, Exhibits and Addenda. ...............43
        SECTION 9.4.  Headings; Certain Rules of Construction. .......43
        SECTION 9.5.  Notices. .......................................43
        SECTION 9.6.  No Waiver. .....................................45
        SECTION 9.7.  Successors; Assignment. ........................46
        SECTION 9.8.  No Third-Party Beneficiaries. ..................46
        SECTION 9.9.  Passage of Title and Risk of Loss. .............46
        SECTION 9.10. Force Majeure. .................................46
        SECTION 9.11. Announcements. .................................46
        SECTION 9.12. Counterparts. ..................................47
        SECTION 9.13. Severability. ..................................47
        SECTION 9.14. Governing Law. .................................47
        SECTION 9.15. Confidentiality. ...............................47
        SECTION 9.16. Forum. .........................................49

ADDENDA

Addendum I          Definitions

EXHIBITS

Exhibit A           Bill of Sale
Exhibit B           Assumption Agreement
Exhibit C           Escrow Agreement
Exhibit D           Opinions of Seller's and Partners' Counsel
Exhibit E           Deed
Exhibit F           Non-Competition Agreement
Exhibit G           Key Employees
Exhibit H-1         Opinions of Cordis' General Counsel
Exhibit H-2         Opinions of Cordis Medical Products' Counsel



SCHEDULES

Schedule 1.1(a)     Assumed Liabilities
Schedule 1.1(b)     Assumed Liabilities Scheduled  Pursuant to Section
                    2.3(a)(i)(A)(I)
Schedule 1.2        Excluded Assets
Schedule 1.3        Prepaid Charges
Schedule 1.4        Deposits and Prepaid Rentals
Schedule 2.3        Outstanding Cordis Payables
Schedule 2.4        Allocation of Purchase Price
Schedule 3.1(a) List of Seller's Partners and Partner Ownership Interests in Seller
Schedule 3.4        Permitted Encumbrances
Schedule 3.5(c)     Conflicts; Acceleration of Debt
Schedule 3.6        Consents, Approvals and Filings
Schedule 3.7(a)     Litigation
Schedule 3.8(a)     Pension and Benefit Plans
Schedule 3.8(e)     Qualified Plans
Schedule 3.9        Authorizations Necessary for Conduct of the Medical
                    Business
Schedule 3.12       Seller's Financial Statements
Schedule 3.13       Retained Liabilities
Schedule 3.14(a)    Accounts Payable
Schedule 3.15       Material Adverse Changes
Schedule 3.16(a)    FF&E
Schedule 3.16(b)    Unmerchantable Inventory

Schedule 3.18       Leases
Schedule 3.19       Subsidiaries; Affiliates
Schedule 3.20       Contracts
Schedule 3.21       Certain Employees
Schedule 3.23       Location of Purchased Assets
Schedule 3.25       Patents, Technology and Trademarks
Schedule 3.27       Insurance
Schedule 3.29(a)    Current CMP Facilities
Schedule 3.29(b)    Former CMP Facilities
Schedule 3.29(c)    Compliance with Environmental Laws
Schedule 3.29(d)    Environmental Permits
Schedule 3.30       Potential Conflicts of Interest
Schedule 3.31       WARN Act
Schedule 3.32       FDA and Other Regulatory Compliance Documents
Schedule 4.3        Consents, Approvals and Filings
Schedule 8          Excluded Contracts

                    ASSET PURCHASE AGREEMENT

          THIS ASSET PURCHASE AGREEMENT ("AGREEMENT") is made as of October 3, 1995 among CORDIS MEDICAL PRODUCTS, INC., a North Carolina corporation ("PURCHASER") and a wholly owned subsidiary of Cordis, SCHERER HEALTHCARE, LTD., a Georgia limited partnership doing business as "Custom Medical Products" ("SELLER"), ASH ENTERPRISES, INC., a Georgia corporation and the sole general partner of Seller ("GENERAL PARTNER"), OUT-PATIENT PRODUCTS COMPANY, INC., a North Carolina corporation and the sole limited partner of Seller ("LIMITED PARTNER", and together with the General Partner, the "PARTNERS"), SCHERER HEALTHCARE, INC., a Delaware corporation and the parent of the General Partner ("PARENT") (solely with respect to Sections 3.1(b), 3.5, 3.6, 3.7, 3.32(a), 3.32(b), 3.33, 5.12, 7.6 and Article VIII), and
CORDIS CORPORATION, a Florida corporation ("CORDIS") (solely with respect to Article IV, Section 5.13 and Article VIII).

          WHEREAS, Seller is in the business, among other things, of packing and distributing to hospitals and other healthcare providers medical supplies for surgical procedures, manufacturing and distributing to hospitals and other healthcare providers medical drapes and accessory items used by healthcare providers and distributing to hospitals and other healthcare providers medical gowns and related apparel (the "MEDICAL BUSINESS");

          WHEREAS, Seller desires to sell, convey, assign and/or license to Purchaser, and Purchaser desires to purchase and assume, certain of the assets and liabilities of Seller related to the Medical Business, subject to the limitations, exclusions and other terms and conditions of this Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration given and received by each party, receipt of which is hereby acknowledged, the parties hereto agree as follows:

                            ARTICLE I
                           DEFINITIONS

          SECTION 1.1.  CERTAIN DEFINED TERMS.

          For all purposes of this Agreement, certain capitalized terms specified in ADDENDUM I shall have the meanings set forth in that ADDENDUM I, except as otherwise expressly provided.

          SECTION 1.2.  OTHER DEFINITIONAL PROVISIONS.

          References to "Sections" shall be to Sections of this Agreement unless otherwise specifically provided. Any of the terms defined in ADDENDUM I hereof may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. Any reference herein to any agreement, document or instrument, including, without limitation, this Agreement, and any Schedules, Exhibits or Addenda hereto, unless expressly noted otherwise, shall be a reference to each such agreement, document or instrument as the same may be amended, restated, supplemented or otherwise modified from time to time to the extent permitted hereunder.

                           ARTICLE II
                   CLOSING; PURCHASE AND SALE

          SECTION 2.1.  CLOSING.

          The closing of the transactions contemplated hereby (the "CLOSING") shall take place at the offices of Roberts & Stevens, P.A. in Asheville, North Carolina at 10:00 a.m. (Eastern Time) on the Closing Date or at such other place as shall be agreed upon by the parties hereto. The Closing shall be deemed to have occurred only when (a) all of the events specified in Sections 2.2 and 2.3 hereof shall have occurred, and (b) all of the conditions precedent to the obligations of the parties to complete the Closing set forth in Article VI hereof shall have been satisfied (or satisfaction thereof shall have been waived). All Documents to be delivered at the Closing shall be delivered by physical delivery and the Purchase Price, less the deductions taken therefrom as set forth in Section 2.3(a) hereof, shall be paid at the Closing by wire transfer to an account or accounts designated in writing by Seller at least five (5) Business Days prior to the Closing Date.

          SECTION 2.2.  PURCHASED ASSETS.

          Upon the terms and subject to the conditions specified in this Agreement, at the Closing, Seller shall sell, convey, assign, license and otherwise transfer to Purchaser, and Purchaser shall purchase, acquire and accept, the Purchased Assets, free and clear of all Encumbrances other than the Permitted Encumbrances identified on SCHEDULE 3.4 hereto. In the event the sale, lease, conveyance, assignment, license or transfer of any of the Authorizations is unlawful or is not permissible under any agreement, or under any Federal, state or local law, rule or regulation, such terms for the purposes of this Agreement with respect to any such Authorizations shall be deemed to mean and require (a) each of Seller's and/or either of the Partners' relinquishment of all its right, title, benefit and interest in and to and authority under, such Authorizations as of the Closing and (b) the issuance or grant to Purchaser by the appropriate third party or

Governmental Body of an Authorization conferring upon Purchaser, as of the Closing, all right, title, benefit, interest and authority at least equal to that relinquished by Seller and/or either of the Partners, as the case may be, including the right, authority and approval for Purchaser to conduct the Medical Business from and after the Closing in the same manner as Seller prior to the Closing upon the filing by Purchaser with the FDA after Closing of required registrations with respect to certain business activities of the Medical Business.

          SECTION 2.3.  CONSIDERATION; PURCHASE PRICE; ASSUMPTION
OF LIABILITIES.

          (a) In consideration of the transfer to Purchaser of the Purchased Assets, and upon the terms and subject to the conditions specified in this Agreement, at the Closing Purchaser shall pay: (i) to Seller, (A) $6,527,261 (the "PURCHASE PRICE"), less the sum of (I) the estimated aggregate amount of those Assumed Liabilities set forth on SCHEDULE 1.1(b) hereto, (II) $458,269.86, representing the outstanding balance on the note secured by the Deed of Trust as of the Closing Date, (III) $40,246.38 representing the amount paid by Purchaser to Scherer Capital L.L.C. on behalf of Seller, (IV) the Escrow Deposit, which shall be withheld from the Purchase Price pursuant to the provisions of Section 2.5 hereof and (B)(I) $475,205, in respect of all amounts owing to Seller from Cordis as set forth on SCHEDULE 2.3 hereto (the "OUTSTANDING CORDIS PAYABLES"), and (II) $85,000, in respect of an estimate of the "Monthly Shortfall" (as such term is defined in the Supply Agreement), if any, through the Closing Date; (ii) to the Lender, $458,269.86, representing the outstanding balance on the note secured by the Deed of Trust as of the Closing Date; and (iii) to Scherer Capital L.L.C., $40,246.38. In addition, at the Closing Purchaser shall execute and deliver to Seller the Assumption Agreement, pursuant to which Purchaser shall covenant to pay, honor and discharge the Assumed Liabilities in a timely manner and in accordance with their respective terms.

          (b) All real and personal property taxes (other than sales taxes payable in connection with Seller's sale of the Purchased Assets to Purchaser, which sales taxes shall be paid by Purchaser), rents, insurance, fuel, utility and other charges with respect to the tangible assets of Seller transferred to Purchaser shall be prorated as of 12:01 a.m. (Eastern Time) on the Effective Date. Such prorations shall be based on the most recent financial information available to Seller as of the Closing Date. All sales and use taxes (other than sales taxes payable in connection with Seller's sale of the Purchased Assets to Purchaser, which sales taxes shall be paid by Purchaser) and payroll taxes and other expenses and charges with respect to the Medical Business shall be prorated, if appropriate, based on the period to which they relate. Seller shall be responsible for all such expenses and charges allocable to all times up to but not including the Effective Date and Purchaser shall be responsible for all such expenses and charges allocable to all times on and after the Effective Date. As a part of the Closing, the Purchase Price shall be adjusted to reflect estimated allocations of Accounts Payable for which invoices have not yet been received but with respect to which the product, materials or services to which such Accounts Payable relate have been delivered or performed (and in the case of Inventory, included in the Purchased Assets) on or prior to the Closing Date and other operating expenses relating to the Purchased Assets up to but not including the Effective Date. Such estimated allocations shall be agreed upon by Seller and Purchaser. In addition, following the Closing and subject to the approval of Seller (which shall not be unreasonably withheld), Purchaser shall have the right to pay any accounts payable of Seller relating to the Medical Business that are not set forth on SCHEDULE 3.14(a). Purchaser shall be entitled to reimbursement from Seller at the Adjustment Closing in respect of any such accounts payable paid by Purchaser.

          (c) Prior to the Adjustment Closing, Purchaser and Seller shall determine in good faith an appropriate adjustment for the estimated Assumed Liabilities, the actual Monthly Shortfall, if any, through the Closing Date, accounts payable paid by Purchaser with the permission of Seller as described in subparagraph (b) above and the allocations described in subparagraph (b) above and Purchaser or Seller, as appropriate, shall reimburse each other in the amount of such adjustments, as well as for other collections made by one party on behalf of the other party, at the Adjustment Closing. To the extent Purchaser is entitled to such reimbursement, Purchaser shall be reimbursed first from the Escrow Account to the extent that funds in the Escrow Account are sufficient and, to the extent funds in the Escrow Account are insufficient for such purposes, from Seller. To the extent Seller is entitled to reimbursement, Purchaser shall reimburse Seller at the Adjustment Closing.
 If Purchaser and Seller cannot resolve any disputes relating to amounts to be paid at the Adjustment Closing within twenty (20) business days prior to the proposed Adjustment Closing, the matter shall be resolved by the Accounting Arbiter, whose determination shall be final and binding on the parties. The fees and expenses of the Accounting Arbiter shall be shared equally by Seller and Purchaser; PROVIDED, HOWEVER, that if the Accounting Arbiter determines that the position taken by one of the parties with respect to any adjustment is not a reasonable position, such party shall bear all of the Accounting Arbiter's fees and expenses incurred in connection with the Accounting Arbiter's examination of such position. In determining the reasonableness of either parties' position, the Accounting Arbiter shall be entitled to consider such facts and circumstances as the Accounting Arbiter, in its sole discretion, deems appropriate, and may base its determination on such factors as the Accounting Arbiter, in its sole discretion, deems appropriate, including without limitation whether a party's position is reasonable under GAAP. Purchaser shall pay all applicable sales, transfer and use Taxes in connection with the transfer of the Purchased Assets.

          (d) Except as specifically set forth in Section 2.3(a) above, Purchaser shall not assume, pay, bear, perform or discharge (or cause to be assumed, paid, borne, performed or discharged) any Liabilities of Seller or any of its Affiliates, whether arising or asserted before or after the Closing Date. Without limiting the generality of the foregoing, Purchaser shall not assume, and Seller and its Affiliates shall continue to bear sole responsibility for, any and all actions, causes of action and claims to recovery under any one or more of Sections 544, 545, 546, 547, 548, 549, 550 and 553 of the United States Bankruptcy Code or under any corresponding provision of state law (collectively, "AVOIDANCE ACTIONS") arising from the conduct of the Medical Business on or prior to the Closing Date.

          (e) Seller shall retain all rights and interest in all accounts receivable of Seller outstanding as of the Closing Date and all accounts receivable relating to products shipped or delivered on or prior to the Closing Date. Purchaser shall use reasonable efforts, in its sole discretion, to assist Seller in collecting such accounts receivable and shall be reimbursed for the reasonable costs paid by Purchaser to any third party (excluding Affiliates of Purchaser) in connection with such efforts; provided, however, that in no event shall Purchaser be liable in respect of any accounts receivable or any actions taken by Purchaser or its employees in connection with the collection thereof, other than to reimburse Seller for any amounts collected by Purchaser in respect thereof.

          SECTION 2.4.  ALLOCATION OF PURCHASE PRICE.

          The Purchase Price of the Purchased Assets, the Assumed Liabilities, the Non-Competition Agreement and any other intangible assets being transferred pursuant to this Agreement shall be fairly allocated by Seller and the Partners in accordance with the requirements of the U.S. Department of Treasury Regulation Section 1.1060-1T, which allocation is set forth on SCHEDULE 2.4 hereto. All Tax Returns filed by Seller, the Partners, Purchaser and their respective Affiliates with respect to the transactions contemplated hereby shall be consistent with such allocation (including Internal Revenue Service Forms 8594, which Seller, the Partners and Purchaser shall file at or after the Closing); PROVIDED, HOWEVER, that nothing contained herein shall require Seller, the Partners, Purchaser or their respective Affiliates to contest any issues with respect thereto beyond or otherwise than by the exhaustion of administrative remedies before any tax authority or agency, and none of Purchaser or any of its Affiliates shall be required to litigate before any court any proposed deficiency or adjustment by any tax authority or agency which challenges such allocation.

          SECTION 2.5.  ESCROW.

          Solely to provide a source of payment for any adjustments to be made at the Adjustment Closing as described in Sections 2.3(a) through 2.3(c), an interest bearing escrow account (the "ESCROW ACCOUNT") will be created pursuant to the Escrow Agreement attached hereto as EXHIBIT C (the "ESCROW AGREEMENT"). Purchaser shall deposit a portion of the Purchase Price in an amount equal to $150,000 (the "ESCROW DEPOSIT") into the Escrow Account. The Escrow Agreement shall provide, among other things, for the termination of the Escrow Account, subject to the terms thereof, on the first Business Day following the Adjustment Closing.


                           ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF SELLER,
                     PARENT AND THE PARTNERS

          Seller (with respect to all representations and warranties and on a joint and several basis with Parent, the General Partner and/or the Limited Partner with respect to those representations and warranties relating to Parent, the General Partner and/or the Limited Partner), Parent (with respect to only those representations and warranties relating to Parent contained in Sections 3.1(b), 3.5, 3.6, 3.7, 3.32(a), 3.32(b) and 3.33), the General
Partner (with respect to only those representations and warranties relating to Seller, Parent and/or the General Partner and on a joint and several basis with Seller and/or Parent with respect to those representations and warranties relating to Seller and/or Parent), and the Limited Partner (with respect to only those representations and warranties relating to Seller and/or the Limited Partner and on a joint and several basis with Seller with respect to those representations and warranties relating to Seller) hereby represent and warrant that:

          SECTION 3.1. FORMATION; INCORPORATION AND ORGANIZATION; GOOD STANDING; DUE AUTHORIZATION.

          (a) Seller is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Georgia and has all requisite power and authority to own and operate its properties, to carry on its business as now being conducted, to execute and deliver this Agreement, the Assumption Agreement, the Bill of Sale, the Deed, the Escrow Agreement, the Non-Competition Agreement and all other agreements or documents executed or delivered by Seller pursuant to this Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Seller is duly qualified and in good standing as a foreign limited partnership in the State of North Carolina and in each other jurisdiction where the nature of its business or the location of its properties requires Seller to be so qualified, except where the failure to be so qualified would not have a material adverse effect on the Medical Business. The execution and delivery by Seller of this Agreement, the Assumption

Agreement, the Bill of Sale, the Deed, the Escrow Agreement, the Non-Competition Agreement and all other agreements or documents executed or delivered pursuant to this Agreement, the performance by Seller of its obligations hereunder and thereunder and the consummation by Seller of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by all necessary actions on the part of Seller and its partners, none of which actions have been modified or rescinded and all of which actions remain in full force and effect. Each of this Agreement, the Assumption Agreement, the Bill of Sale, the Deed, the Escrow Agreement and the Non-Competition Agreement has been duly executed and delivered on behalf of Seller by a duly authorized officer of the General Partner and constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of the principles of equity including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether such agreement is considered in a proceeding in equity or at law). SCHEDULE 3.1(a) sets forth the name and address of each partner of Seller and the partnership interests legally or beneficially owned by such Person as of the date of this Agreement.

          (b) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to execute and deliver this Agreement, the Non-Competition Agreement and all other agreements or documents executed or delivered by Parent pursuant to this Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Parent of this Agreement, the Non-Competition Agreement and all other agreements or documents executed or delivered pursuant to this Agreement, the performance by Parent of its obligations hereunder and thereunder and the consummation by Parent of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by all necessary actions on the part of Parent, none of which actions have been modified or rescinded and all of which actions remain in full force and effect. Each of this Agreement and the Non-Competition Agreement has been duly executed and delivered by a duly authorized officer of Parent and constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of the principles of equity including, without limitation, requirements of good faith, fair dealing, conscionability and materiality

      (regardless of whether such agreement is considered in a proceeding in equity or at law).

          (c) The General Partner is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia, and has all requisite power and authority to execute and deliver this Agreement, the Non-Competition Agreement and all other agreements or documents executed or delivered by the General Partner pursuant to this Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The General Partner is duly qualified and in good standing as a foreign corporation in the State of North Carolina. The execution and delivery by the General Partner on behalf of Seller of this Agreement, the Assumption Agreement, the Bill of Sale, the Deed, the Escrow Agreement, the Non-Competition Agreement and all other agreements or documents executed or delivered by Seller pursuant to this Agreement, the execution and delivery by the General Partner on its own behalf of this Agreement, the Non-Competition Agreement and all other agreements or documents executed or delivered by the General Partner pursuant to this Agreement, the performance by the General Partner of its obligations hereunder and thereunder and the consummation by the General Partner of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by all necessary actions on the part of the General Partner, none of which actions have been modified or rescinded and all of which actions remain in full force and effect. Each of this Agreement, the Assumption Agreement, the Bill of Sale, the Deed, the Escrow Agreement and the Non-Competition Agreement has been duly executed and delivered by a duly authorized officer of the General Partner, on behalf of the Seller and on its own behalf, as applicable, and constitutes a valid and binding obligation of the General Partner, enforceable against the General Partner in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of the principles of equity including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether such agreement is considered in a proceeding in equity or at law).

          (d) The Limited Partner is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina, and has all requisite power and authority to execute and deliver this Agreement, the Non-Competition Agreement and all other agreements or documents executed or delivered by the Limited Partner pursuant to this Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Limited

Partner of this Agreement, the Non-Competition Agreement and all other agreements or documents executed or delivered pursuant to this Agreement, and the performance by the Limited Partner of its obligations hereunder and thereunder and the consummation by the Limited Partner of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by all necessary actions on the part of the Limited Partner, none of which actions have been modified or rescinded and all of which actions remain in full force and effect. Each of this Agreement and the Non-Competition Agreement has been duly executed and delivered by a duly authorized officer of the Limited Partner, and constitutes a valid and binding obligation of the Limited Partner, enforceable against the Limited Partner in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of the principles of equity including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether such agreement is considered in a proceeding in equity or at law).

          SECTION 3.2.  NO OUTSTANDING RIGHTS.

          Other than sales of Inventory in the ordinary course of business, there are no outstanding rights, options, agreements or other commitments giving any Person any current or future right to require Seller or, following the Closing Date, Purchaser, to sell or transfer to such Person or to third parties any interest in Seller or any of the Purchased Assets.

          SECTION 3.3.  PURCHASED ASSETS; ASHEVILLE PLANT.

          (a) Except for the Excluded Assets, the Purchased Assets constitute all of the assets, tangible and intangible, real and personal, of Seller. The Purchased Assets constitute all assets which are currently used in the conduct of the Medical Business.

         (b) The Asheville Plant and all of the Improvements have direct and unobstructed access suitable in all material respects for use in connection with the operation of the Medical Business conducted therefrom (i) to all public utilities necessary for the uses to which the Asheville Plant and all of the Improvements are presently devoted by Seller, and (ii) to a public street. To the best knowledge of Seller, all Improvements lie entirely within the boundaries of the Asheville Plant, and, except as described on
SCHEDULE 3.4 hereto, no structure of any kind encroaches on the Asheville Plant. No portion of the Asheville Plant or any Improvements is the subject of, or affected by, any condemnation or eminent domain proceedings currently pending of which the Seller is aware or has received notice, and to the best knowledge of Seller, no such proceedings have been instituted or are threatened. Except as set forth on SCHEDULE 3.4 hereto, the Asheville Plant and the Improvements are not subject to any covenant or other restriction preventing or limiting Seller's right to convey its right, title and interest in the Asheville Plant and the Improvements or to use the Asheville Plant and the Improvements for the various purposes for which the Asheville Plant and the Improvements are being used.

          SECTION 3.4.  CLEAR TITLE AND LACK OF ENCUMBRANCES.

          Seller has, and at the Closing Purchaser will receive, upon repayment of the note secured by the Deed of Trust, good and marketable title to all of the Purchased Assets, and the Purchased Assets are free and clear of all Encumbrances, except for Permitted Encumbrances described on SCHEDULE
3.4 hereto.

          SECTION 3.5.  NON-CONTRAVENTION.

          The execution, delivery and performance of this Agreement, the Assumption Agreement, the Bill of Sale, the Deed, the Escrow Agreement, the Non-Competition Agreement and all other agreements or documents executed or delivered pursuant to this Agreement by Seller, Parent and/or either or both of the Partners do not, as to each such party, as applicable: (a) violate its articles of incorporation, bylaws, partnership agreement or other governing documents; (b) violate in any material respects any applicable rule, regulation, ordinance, order, judgment, decree or award of any Governmental Body, court or arbitrator to which Seller, Parent and/or either or both of the Partners is bound or to which any of the Purchased Assets is subject; or (c) except as set forth on SCHEDULE 3.5(c) hereto, conflict with, result in a material breach of or constitute a material default under any material contract, agreement or other instrument to which it, or any of its Affiliates, is a party or by which any of the Purchased Assets are bound or result in the creation or imposition of any Encumbrance on any of the Purchased Assets.

          SECTION 3.6.  CONSENTS, APPROVALS AND FILINGS.

          Except as set forth on SCHEDULE 3.6 hereto, no consent, approval, authorization or determination of, or declaration, filing or registration with, or other action by, any Governmental Body or any other Person is required to be made or sought by Seller, Parent, either of the Partners or any of their respective Affiliates, in connection with the execution, delivery and performance of this Agreement, the Assumption Agreement, the Bill of Sale, the Deed, the Escrow Agreement, the Non-Competition Agreement and all other agreements or documents executed or delivered by Seller, Parent or either of the Partners pursuant to this Agreement, and the consummation by Seller, Parent and each of the Partners of the transactions contemplated hereby and thereby.

          SECTION 3.7.  LITIGATION AND INVESTIGATIONS.

          (a) Other than as set forth on SCHEDULE 3.7(a) hereto, there is no litigation, arbitration, investigation, audit or other proceeding by or before any Governmental Body, court or arbitrator pending or, to the best knowledge of Seller, threatened against Seller, Parent, either of the Partners or any of their respective Affiliates, which, if determined adversely, would have a material adverse effect on the Purchased Assets, the Assumed Liabilities, this Agreement or the transactions contemplated hereby or the continued operation of the Medical Business by Purchaser after the Closing Date substantially in the manner in which it has been operated to date.

          (b) None of Seller or either of the Partners has engaged in any transaction that will subject Seller (or any successor in interest) to any Avoidance Action. Without limiting the generality of the foregoing, none of Seller, either of the Partners nor any of their respective Affiliates has, to their knowledge, (i) received any material payments from its or their account debtors outside the ordinary and usual course, (ii) acquired or sold any asset other than for reasonably equivalent value or (iii) conducted any business with any debtor-in-possession or bankrupt estate other than in the ordinary and usual course.

          SECTION 3.8.  PENSION AND BENEFIT PLANS.

          (a)  Except as set forth on SCHEDULE 3.8(a) hereto, Seller does not
(i) maintain any Plan or Other Arrangement or (ii) have any obligations under any Plan or Other Arrangement. SCHEDULE 3.8(a) sets forth a list of all Plans in which any employee of Seller currently participates.

          (b)  No Plan is subject to Title IV of ERISA.

          (c)  No Plan is an ESOP.

          (d) Seller and each of its ERISA Affiliates have made all contributions and other payments required by and due under the terms of each Plan and Other Arrangement.

          (e) SCHEDULE 3.8(e) hereto identifies all Qualified Plans. All Qualified Plans and any related trust agreements or annuity agreements (or any other funding Document) have been in material compliance with ERISA, the Code (including, without limitation, the requirements for Tax qualification described in Section 401 thereof), and all other laws. Within the last five years, Seller and its ERISA Affiliates have received determination letters issued by the Internal Revenue Service with respect to each Qualified Plan, and Seller has furnished to Purchaser true and complete copies of all such determination letters. To the best knowledge of Seller, nothing has occurred since the date of the most recent applicable determination letter that is reasonably likely to adversely affect the tax-qualified status of any Qualified Plan.

          (f) No ERISA Event has occurred or, to the best knowledge of Seller, is reasonably expected to occur.

          (g)  No Plan is a funded Welfare Plan.

          (h)  All Welfare Plans and the related trusts that are subject to
Section 4980B(f) of the Code and Sections 601 through 607 of ERISA materially comply with and have been administered in material compliance with the health care continuation-coverage requirements for tax-favored status under Section 4980B(f) of the Code (formerly Section 162(k) of the Code), Sections 601 through 607 of ERISA and all proposed or final United States Department of the Treasury regulations under Section 162 of the Code explaining those requirements.

          SECTION 3.9.  AUTHORIZATIONS.

          Set forth on SCHEDULE 3.9 hereto is a true and complete description of all of the Authorizations owned or held by or issued to Seller and the Partners in connection with the Medical Business, and Seller has all the Authorizations necessary for the conduct of the Medical Business in the ordinary and usual course and consistent with past practice and the use of the Purchased Assets, except for such Authorizations the failure of which to have would not have a material adverse effect on the Purchased Assets or the Medical Business. Seller and/or either of the Partners, as the case may be, are the duly authorized holders of all the Authorizations, all of which are, except as set forth on SCHEDULE 3.9 hereto, in full force and effect. Except as set forth on SCHEDULE 3.9 hereto, there is not now pending nor, to the best knowledge of Seller, threatened, any action by or before any Governmental Body to revoke, cancel, rescind, modify or refuse to renew any of the Authorizations. True and complete copies of all the Authorizations have been furnished to Purchaser.

          SECTION 3.10.  PAYMENTS.

          None of Seller or either of the Partners, nor any partner, director, officer or employee thereof, nor, to the best knowledge of Seller and the Partners, any agent acting on behalf of or for the benefit of any of the foregoing, has directly or indirectly: (a) offered or paid any remuneration, in cash or in kind, to, or made any financial arrangements with, any past or present customers, past or present suppliers or contractors in order to obtain business or payments from such Persons in violation of any applicable domestic or foreign national, state or local law; (b) given or agreed to give, or is aware that there has been made or that there is any agreement to make, any gift or gratuitous payment of any kind, nature or description (whether in money, property or services) to any customer or potential customer, supplier or potential supplier, contractor or any other Person in violation of any applicable domestic or foreign national, state or local law; (c) made or agreed to make, or is aware that there has been made or that there is any agreement to make, any contribution, payment or gift of funds or property to, or for the private use of, any governmental official, employee or agent where either the contribution, payment or gift or the purpose of such contribution, payment or gift is or was in violation of any applicable domestic or foreign national, state or local law; (d) established or maintained any unrecorded fund or asset for any purpose or made any false or artificial entries on any of its books or records for any reason; or (e) made, or agreed to make, or is aware that there has been made or that there is any agreement to make, any payment to any Person with the intention or understanding that any part of such payment would be used for any purpose other than that described in the documents supporting such payment in violation of any applicable domestic or foreign national, state or local law.

          SECTION 3.11.  BOOKS AND RECORDS.

          The Books and Records are true and complete in all material respects and present fairly the financial position of Seller, and all material financial transactions of Seller have been accurately recorded in such Books and Records in all material respects.

          SECTION 3.12.  FINANCIAL AND ACCOUNTING MATTERS.

          Seller has prepared and furnished to Cordis and Purchaser, and there are included in SCHEDULE 3.12 hereto, the unaudited balance sheet of Seller as at the end of the fiscal year ending March 31, 1995, and the unaudited operating statement for such fiscal year. Seller also has prepared and furnished to Cordis and Purchaser, and there are included in SCHEDULE
3.12 hereto, the unaudited balance sheets of Seller as at the end of each calendar month ending after March 31, 1995, and the unaudited operating statements for the respective months then ended. All the financial statements, including the notes thereto, if any, included in SCHEDULE 3.12
(i) are complete and correct in all material respects and have been prepared in accordance with the Books and Records of Seller, (ii) present fairly the financial position of Seller as of the respective dates and the results of operations for the respective periods indicated and (iii) have been prepared in a consistent manner in accordance with the usual internal accounting practices of Seller. SCHEDULE 3.12 hereto sets forth all changes in accounting methods (for financial accounting purposes) at any time made, agreed to, requested or required with respect to Seller.

          SECTION 3.13.  RETAINED LIABILITIES.

          To the best knowledge of Seller and the Partners, SCHEDULE 3.13 hereto sets forth all Retained Liabilities of Seller existing on the date hereof.

          SECTION 3.14.  ACCOUNTS PAYABLE; UNDISCLOSED LIABILITIES.

          (a) SCHEDULE 3.14(a) hereto sets forth all Accounts Payable of Seller relating to the Medical Business outstanding as of the date hereof. Except as set forth on SCHEDULE 3.14(a) hereto, no such Account Payable was invoiced more than 90 days before the date hereof. No such Account Payable is subject to any setoffs, discounts (other than in the ordinary course of business), allowances, claims, counterclaims or disputes on the part of Seller.

          (b) Seller has no material Liabilities, whether accrued, contingent or otherwise (and to Seller's knowledge, there are no facts that will result in any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against Seller giving rise to any material Liability), except for (i) liabilities reflected in the March 31, 1995 financial statements, (ii) Accounts Payable as set forth on
SCHEDULE 3.14(a) hereto and other liabilities which have arisen after March 31, 1995 in the ordinary course consistent with the provisions of Section
3.15 hereof, (iii) the Retained Liabilities set forth on SCHEDULE 3.13 hereto and (iv) liabilities of Seller which do not relate to the Medical Business or the Purchased Assets and which do not or will not have any material adverse effect on the Medical Business, the Purchased Assets, Cordis or Purchaser.

          SECTION 3.15. OPERATIONS IN THE ORDINARY COURSE; NO MATERIAL ADVERSE CHANGES.

          Since March 31, 1995, Seller has operated the Medical Business in the ordinary and usual course and substantially in accordance with past practices, except to the extent expressly contemplated or required by this Agreement. Except as set forth on SCHEDULE 3.15 hereto, there have been no material adverse changes in the business, financial condition, operating results or prospects of Seller since March 31, 1995, and since March 31, 1995 none of the following events has occurred: (a) any material damage, destruction or loss (not covered by insurance) with respect to any material assets of Seller used in the Medical Business; (b) any transaction or contract relating to the Medical Business and material to Seller or any commitment for the same, entered into by Seller other than in the ordinary and usual course of the Medical Business and consistent with past practices;
(c) any transfer, mortgage, pledge, encumbrance or disposition by Seller of any of its assets, other than in the ordinary and usual course and consistent with past practices and not material, either individually or in the aggregate; (d) any receipt by Seller of written or oral notice that any material contract, agreement or arrangement to which Seller is a party and which is to be assumed by Purchaser has been or will be canceled; or (e) any authorization, approval, agreement or commitment by Seller to take any action described in subparagraphs (a) through (d) above.

          SECTION 3.16.  CONDITION OF FF&E; INVENTORY.

          (a) SCHEDULE 3.16(a) hereto sets forth a true and complete description of all FF&E existing on the date hereof and on the Closing Date. Except as set forth on such SCHEDULE 3.16(a), all of the items included in FF&E that are material to the Medical Business are in normal working order and good condition, except for ordinary wear and tear.

          (b) Except as set forth on SCHEDULE 3.16(b), all Inventory of Seller consists of items which are merchantable.

          SECTION 3.17.  TAXES.

          (a) Purchaser will not be liable as transferee or otherwise for any Seller Taxes with respect to periods on or prior to the Closing Date.

          (b) There are no Encumbrances on any of the Purchased Assets or the CMP Facilities arising out of, connected with or related to any Seller Taxes. Seller has complied (and will comply for all periods through the Closing) in all material respects with all Laws relating to the withholding of Taxes and the payment of withheld Taxes to the applicable governmental or quasi-governmental authority for periods on or prior to the Closing Date.

          (c) Seller Taxes means all Taxes imposed on, assessed against, collected with respect to or measured by the assets or operations of Seller (including Taxes imposed upon partners of Seller with respect to the assets or operations of Seller) that arise in, or are attributable to, any and all periods (including the portion of any such periods) ending on or prior to the Closing.

          SECTION 3.18.  LEASES.

          SCHEDULE 3.18 hereto is a true and complete list of all Leases (a) related to the Medical Business under which Seller is a lessor or lessee or guarantor or (b) otherwise related to the Medical Business. All such Leases are valid and binding and in full force and effect in accordance with the terms thereof and have not been modified, amended, nor any provision thereof waived and constitute the entire agreement between the lessor and lessee thereunder with respect to the property leased thereunder. The lessors under the Leases, if Seller is the lessee, are holding security deposits in the amounts set forth on SCHEDULE 3.18 hereto. Seller is not in default in any material respect under any such Lease, nor does any condition exist that, with notice or lapse of time or both would constitute a material default thereunder. To the best knowledge of Seller and the Partners, no other party to any such Lease (a) is in default thereunder in any material respect nor does any condition exist that with notice or lapse of time or both would constitute a material default thereunder or (b) has threatened, or has expressed any intention, to cancel or otherwise terminate any such Lease. All premises leased under the Leases and which are related to the Medical Business are in good condition and repair and are suitable in all material respects for the conduct of the Medical Business thereon as currently conducted by Seller. True and complete copies of all Leases have been furnished to Cordis and Purchaser.

          SECTION 3.19.  SUBSIDIARIES; AFFILIATES.

          Except as set forth on SCHEDULE 3.19 hereto, Seller has no Subsidiaries or Affiliates.

          SECTION 3.20.  CONTRACTS.

          (a) Set forth on SCHEDULE 3.20 hereto is a list of all Customer Contracts, and all other material contracts, agreements, commitments and other instruments, oral or written, relating to the Purchased Assets, the Assumed Liabilities or the Medical Business or by which Seller or any of its properties, rights or assets relating to the Medical Business are bound or materially affected, other than Leases (collectively, the "CONTRACTS"). Except as set forth on such SCHEDULE 3.20, Seller is not a party to any oral or written (i) contract for the employment of any officer, employee, consultant or independent contractor to be employed by Purchaser following the Closing Date or providing for severance payments to any such officer, employee, consultant or independent contractor; (ii) license agreement or distributor, dealer, manufacturer's representative, sales agency, advertising, property management or brokerage contract relating to the Medical Business; (iii) contract for the future purchase or sale of medical products, materials, supplies, services, merchandise or equipment relating to the Medical Business involving payments of more than $5,000 over its remaining term (including periods covered by any option to renew by either party); (iv) contract for the purchase or sale of any of the Purchased Assets other than Inventory sold or to be sold in the ordinary course of business and consistent with past practice; (v) agreement or arrangement for the sale of any of the Purchased Assets or the grant of any preferential rights to purchase any of the Purchased Assets other than Inventory sold in the ordinary course of business and consistent with past practice; (vi) contract or other arrangement which contains any provisions requiring Seller to indemnify any other party thereto; or (vii) mortgage, indenture, note, guarantee or obligation for or relating to borrowed money and secured by any of the Purchased Assets other than the Deed of Trust.

          (b) Except as set forth on SCHEDULE 3.20 hereto, all of the Contracts have been entered into in the ordinary and usual course. Except as set forth on SCHEDULE 3.20 hereto, all of the Contracts that are to be assigned to Purchaser hereunder are evidenced in writing, are duly and validly executed by Seller, and have been executed by the other parties thereto, and are in full force and effect as written in accordance with their terms. Except as set forth on such SCHEDULE 3.20, to the best knowledge of Seller no event has occurred which, with or without notice or the passage of time or both, constitutes or would constitute a material breach or default by Seller under any Contract that is to be assigned to Purchaser hereunder, and no event has occurred, to the best knowledge of Seller and the Partners, which (with or without notice or the passage of time or both) constitutes or would constitute a material breach or default under any such Contract by any other party. Except as set forth on SCHEDULE 3.20 hereto, there have been no threatened cancellations by any third party of any material Contract to be assigned to Purchaser hereunder.

          SECTION 3.21.  CERTAIN EMPLOYEES.

          SCHEDULE 3.21 hereto correctly sets forth the annual salary or hourly wage of each employee of Seller engaged in the Medical Business. No changes in the basis for remuneration of such employees have been made, promised or authorized by Seller from and including January 1, 1995 except as disclosed on such SCHEDULE 3.21 and in the ordinary and usual course. Other than general understandings which may exist for employment at will, no oral promises have been made, and no oral understandings have been entered into, between Seller or either of the Partners and any employee involved in the Medical Business regarding changes in compensation, promotion or any other change in status.

          SECTION 3.22.  TRADE UNIONS.

          Neither Seller nor either of the Partners is a party to any contract with any labor organization or other collective bargaining unit. No trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent: (a) holds bargaining rights with respect to any of the employees of Seller or either of the Partners by way of certification, interim certification, voluntary recognition, designation or successor rights; (b) has applied to be certified as the bargaining agent of any of the employees of Seller or either of the Partners; or (c) to the best knowledge of Seller and the Partners, is in the process of organizing or has threatened to organize any of the employees of Seller or either of the Partners.

          SECTION 3.23.  LOCATION OF PURCHASED ASSETS.

          The FF&E, Inventory, Books and Records and other tangible Purchased Assets are located in the States and counties and at the addresses set forth on SCHEDULE 3.23 hereto.

          SECTION 3.24.  COMPLIANCE WITH LAWS.

          The operation of the Medical Business by Seller, the use of the Purchased Assets, and the Assumed Liabilities do not violate any applicable law, rule, ordinance, order, regulation, judgment, award, decree, restrictive covenant, right of way, easement or other agreement (except any Environmental Laws which shall be governed by Section 3.29), except where such violation would not have a material adverse effect on the Purchased Assets or the Medical Business. Seller has complied in all material respects with all Federal, state and local laws, rules, regulations and ordinances affecting the conduct of the Medical Business, the ownership or operation of the Purchased Assets, and the sale of the Purchased Assets, except any non-compliance which would not have a material adverse effect on Purchaser's ability to conduct the Medical Business in the manner in which it was conducted by Seller, on the ownership, possession or use of any of the Purchased Assets, on the Assumed Liabilities, or on the consummation of the transactions contemplated by this Agreement, and Seller has received no notice of any such non-compliance. Seller has filed all forms, reports, statements and other documents required to be filed with any Governmental Body, except where the failure to file such forms, reports, statements or other documents would not have a material adverse effect on the operation of the Medical Business, and except for matters addressed in Section 3.8 or 3.17 hereof, which shall be governed by such Section 3.8 or 3.17, respectively.

          SECTION 3.25.  PATENTS, TECHNOLOGY AND TRADEMARKS.

          SCHEDULE 3.25 hereto sets forth a true and complete list of all Patents, Trademarks and trade secrets. Without limiting any other representations and warranties contained in this Agreement, except as set forth in SCHEDULE 3.25 hereto, Seller is the sole and exclusive owner of, is the licensee to or otherwise has the lawful right to use all Patents, Technology and Trademarks and has full power and authority to make the assignments and to fulfill the obligations with respect to the assignment and transfer of its right, title and interest in and to the Patents, Technology and Trademarks pursuant to this Agreement. At the Closing Date, all of Seller's right, title and interest in and to the Patents, Technology and Trademarks shall be transferred by Seller to Purchaser, free and clear of any and all Encumbrances. No Persons have any right, title, license, option or interest in and to the Patents, Technology or Trademarks owned by Seller or applications for letters patent filed thereon, or to the manufacture, use or sale in connection therewith. Except as set forth on SCHEDULE 3.25 no consents or licenses are required from any Person for Seller to transfer to Purchaser all of its right, title and interest in and to the Patents, Technology and Trademarks. No notice has been received by Seller or either of the Partners, nor to the best knowledge of Seller and the Partners, is any notice anticipated, that any rights being transferred to Purchaser in the Patents, Technology or Trademarks are invalid or unenforceable or that any infringement or misappropriation of such rights that are proprietary, in whole or in part, by any third party has occurred. There are no claims, disputes, investigations or legal proceedings with respect to any Patents, Technology or Trademarks pending or, to the best knowledge of Seller and the Partners, threatened against Seller which, individually or in the aggregate, will materially adversely affect the Purchased Assets or the continued operation of the Medical Business as currently being conducted or which may involve or result in Damages or restrictions in any manner whatsoever which in the aggregate or individually is material.

          SECTION 3.26.  INFRINGEMENT.

          The operation of the Medical Business and the use of the Patents, Technology and Trademarks in the ordinary and usual course of the Medical Business do not, to the best knowledge of Seller and the Partners, cause or involve the infringement, misuse or misappropriation of any patent, copyright, trade secret or other proprietary or intellectual property rights (whether conferred by statute, code, common law or otherwise) of any third person, including, without limitation, other letters patent heretofore issued in the United States or upon any other applications for letters patent of which Seller or the Partners are actually aware, or any proprietary, technical or other information or trade secrets, which would have a material adverse effect on the operation of the Medical Business. There are no actions, suits, investigations or proceedings pending against Seller or either of the Partners, or to the best of Seller's and each of the Partner's knowledge (a) threatened against such parties before any court, arbitrator or governmental body which arose out of or are based upon the ownership or use of the Patents, Technology and Trademarks, including, without limitation, claims for breach of warranty or products liability, and there is no judgment or order of any governmental authority applicable to Seller or either of the Partners which might have a material adverse effect on the value of the Purchased Assets or the Medical Business, or (b) challenging the use or ownership, in any respect, of the Patents, Technology and Trademarks, or (c) asserting the invalidity of this Agreement as it applies to the sale, transfer, licensing or use of the Patents, Technology and Trademarks.

          SECTION 3.27.  INSURANCE.

          SCHEDULE 3.27 hereto sets forth a true and complete list of all insurance policies maintained by or on behalf of Seller, specifying the insurer, the amount of the coverage (including applicable deductibles), the type of insurance and the policy number. Such policies of insurance shall not be assigned to Purchaser as part of the Purchased Assets; PROVIDED, HOWEVER, that Seller shall name Cordis and Purchaser as a beneficiary on any tail insurance Seller obtains in connection with the Closing.

          SECTION 3.28.  NO BROKER'S OR FINDER'S FEE.

          None of Seller or either of the Partners, or any of their respective Affiliates has incurred any Liability for any broker's or finder's fees or commissions or similar payments in connection with any of the transactions contemplated hereby.

          SECTION 3.29.  ENVIRONMENTAL MATTERS.

          (a) Seller currently owns and/or leases real property at the locations set forth on SCHEDULE 3.29(a) hereto, each of which are used in the Medical Business (the "CURRENT CMP FACILITIES") and formerly owned or leased real property at the locations set forth on SCHEDULE 3.29(b) hereto (the "FORMER CMP FACILITIES") (together, the "CMP FACILITIES").

          (b)  Except as set forth on SCHEDULE 3.29(c) hereto:

               (i)  Seller, the CMP Facilities, and all
          improvements thereon, have complied and are in compliance with, in all material respects, all Environmental Laws, except where the failure to comply would not have a material adverse effect on the Purchased Assets or Purchaser, and the Former CMP Facilities, and all improvements thereon, have complied with, in all material respects, all Environmental Laws, except where the failure to comply would not have a material adverse effect on the Purchased Assets or Purchaser;

               (ii) Seller has been duly issued, and currently has, all permits, licenses, certificates and approvals (collectively, "PERMITS") required in connection with the Medical Business under any Environmental Law by any Governmental Body, except where the failure to have any such Permit will not have a material adverse effect on the Purchased Assets or Purchaser. A true and complete list of such Permits, all of which are valid and in full force and effect, is set out in SCHEDULE 3.29(d). Except in accordance with such Permits, there has been no Release of Hazardous Material regulated by such Permits;

               (iii) there are no pending or, to the
          knowledge of Seller, threatened actions, suits, orders, claims, legal proceedings or other proceedings against Seller based on, and neither Seller nor either of the Partners has directly or indirectly received any formal or informal notice of any complaint, order, directive, citation, notice of responsibility, notice of potential responsibility, or information request from any Governmental Body or any other person or entity and none of Seller or either of the Partners has knowledge of any facts which might form the basis for any such actions or notices against Seller arising out of or attributable to: (A) the current or past presence, Release, or threatened Release at or from any of the CMP Facilities of Hazardous Materials; (B) the off-site disposal or treatment of Hazardous Materials originating on or from any of the CMP Facilities or the businesses or assets of Seller; (C) any facility operations, procedures or designs of Seller which do not conform in all material respects to requirements of the Environmental Laws; or (D) any material violation of Environmental Laws at any of the CMP Facilities involving Hazardous Materials;

               (iv) Seller has not filed any notice under any Environmental Law indicating past or present storage for greater than 90 days, treatment, disposal or Release of Hazardous Materials at any CMP Facility, and the Medical Business does not involve the generation, transportation, treatment, storage, or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any applicable state equivalent;

               (v) to the knowledge of Seller, no underground storage tanks, or underground piping associated with such tanks, or surface impoundments, are currently or have been at any time on or at any CMP Facility;

               (vi) to the knowledge of Seller, no Encumbrance in favor of any Person relating to or in connection with any Environmental Claim has been filed or has attached to any Current CMP Facility;

               (vii) to the knowledge of Seller, Seller has furnished to Cordis and Purchaser complete copies of all environmental audits, assessments, inspections or occupational health studies relating to the assets or the conduct of the Medical Business known to and in the possession of Seller undertaken by, or at the direction of, any Governmental Body, Seller, either of the Partners or any of their respective Affiliates, any predecessor in interest or any prior potential purchaser; and

               (viii) to the knowledge of Seller, neither PCBs nor asbestos-containing materials are present on or in the Current CMP Facilities.

          SECTION 3.30.  POTENTIAL CONFLICTS OF INTEREST.

          Except as set forth on SCHEDULE 3.30 hereto, neither of the Partners and none of the directors or officers of either Partner or any Person controlled by Seller or either Partner, or any such director or officer, or any member of the immediate family of any of the foregoing and, with respect to subparagraphs (b), (c) and (d) below, to the best knowledge of Seller and the Partners, none of the other employees of Seller, either Partner and/or any member of their immediate families nor any Affiliate:

          (a) to the best knowledge of Seller and the Partners, owns, directly or indirectly, any interest in (except for stock holdings not in excess of ten percent (10%) held solely for investment purposes in securities which are listed on a national securities exchange or which are regularly traded in the over-the-counter market or stock held by Robert P. Scherer, Jr., or his Affiliates in Parent), or is an owner, sole proprietor, shareholder, partner, director, officer, employee, provider, consultant or agent of, any Person which is a competitor, lessor, lessee or customer of, or supplier of goods or services to, Seller, except where the value to such Person of any such arrangement with Seller has been less than $10,000 in the aggregate during each of the two years preceding the Closing Date;

          (b) to the best knowledge of Seller and the Partners, owns, directly or indirectly, in whole or in part, any real property, leasehold interests, tangible property or intangible property with a fair market value of $10,000 or more which Seller currently uses in the Medical Business;

          (c) to the best knowledge of Seller and the Partners, has any cause of action or other suit, action or claim whatsoever against, or owes any amount to Seller, except for claims in the ordinary and usual course (such as for accrued vacation pay, accrued benefits under employee benefit plans of Seller and similar matters); and

          (d) has, since January 1, 1994, engaged in any other material transaction with Seller (other than in connection with the operation of Seller in the ordinary course of business through the General Partner, with loans made to the Seller or the General Partner, or such Person's employment relationship, if any).

          As used in this Section 3.30, an individual's immediate family shall mean such individual's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law and brothers and sisters-in-law.

          SECTION 3.31.  WARN ACT.

          SCHEDULE 3.31 hereto lists the full name, job title, job site and unit, date of Employment Loss, and type of Employment Loss (termination, layoff, or reduction in work hours) of each Employee of Seller who has experienced an Employment Loss in the 90 days preceding the date of this Agreement. Except pursuant to the transactions contemplated hereby, Seller does not presently intend to take any action that would result in an Employment Loss by any Employee of Seller between the date of this Agreement and the Closing. "EMPLOYMENT LOSS" for this purpose shall mean (a) an employment termination, other than a discharge for cause, voluntary departure, or retirement, (b) a layoff exceeding six (6) months or (c) a reduction in hours of work of more than fifty percent (50%), and "EMPLOYEE" shall mean any employee, including officers, managers and supervisors, but excluding employees who are employed for an average of fewer than 20 hours per week or who have been employed for fewer than six of the preceding 12 months.

          SECTION 3.32.  FDA AND OTHER REGULATORY COMPLIANCE.

          SCHEDULE 3.32 hereto sets forth a complete and accurate list, referencing relevant records and documents, for the last five years, of (a) all Food and Drug Administration ("FDA") and any other Governmental Body inspector lists of observations or similar documents made at inspections, including, but not limited to, Form(s) FDA-483, with respect to Seller and provided to Seller, Parent or either of the Partners; (b) Regulatory or Warning Letters, Notices of Adverse Findings or Section 305 notices relating to the Medical Business issued by the FDA and provided to Seller, Parent or either of the Partners or any similar letters or notices issued by any other Governmental Body with respect to Seller and provided to Seller, Parent or either of the Partners; (c) all United States Pharmacopoeia product problem reporting program complaints or reports and MedWatch FDA forms 3500, device experience network complaints received by Seller or of which it is actually aware and reports filed by Seller pursuant to FDA's Medical Device Reporting requirements (as set forth in 21 C.F.R. Part 803) ("MDRs"); (d) all product recalls and safety alerts conducted by or issued by Seller, including notices issued under 518 of the Federal Food, Drug, and Cosmetics Act; (e) any injunctions, total or partial suspensions of production, seizures or civil penalty actions begun by FDA or any other Governmental Body against Seller or any of its products and known about by Seller, or any consent decrees entered into by Seller with FDA or any other Governmental Body; (f) all 510(k) orders, premarket approval applications and approvals ("PMA"), and investigational device exemption applications and approvals, and supplements and amendments thereto (hereinafter jointly referred to as "APPROVALS") for devices sold by Seller relating to and necessary for the Medical Business and all assurances, written and/or oral, that any modifications to devices subject to such 510(k)s, PMAs or investigational device exemptions remain covered by such FDA and any other Governmental Body approvals or that the necessary regulatory approvals have been obtained for such modifications; (g) all "not substantially equivalent letters" from FDA and internal memoranda with respect to any decisions not to file new 510(k)s for modifications made to devices subject to any 510(k)s; (h) documentation demonstrating pre-amendments or 510(k) exemption status of any of Seller's products; and
(i) any of the foregoing actually expected by the Seller. Seller has delivered to Cordis and Purchaser copies of all documents referred to in
SCHEDULE 3.32 hereto. Seller has obtained all filings with, or notifications to, all Governmental Bodies pursuant to applicable requirements of all FDA laws, rules and regulations, and all corresponding state laws, rules and regulations applicable to Seller and relating to the Medical Business.
Except as set forth on SCHEDULE 3.32 hereto, Seller is in compliance in all material respects with all FDA laws, rules and regulations, and all corresponding state laws, rules and regulations (including good manufacturing practices for medical devices (as set forth in 21 C.F.R. Part 820)) relating to medical device manufacturers and distributors or otherwise applicable to the Medical Business and none of Seller or the Partners has knowledge that any of Seller's consents, approvals, authorizations, registrations, certification, permits, filings or notifications which it has received or made to operate the Medical Business have been or are being revoked or questioned.

          SECTION 3.33.  DISCLOSURE.

          No representation or warranty by Seller, Parent or the Partners, and no document, statement, certificate, Schedule, Exhibit or Addendum furnished or to be furnished to Cordis or Purchaser pursuant to this Agreement or otherwise in connection herewith, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact which is known to Seller, Parent or the Partners and which is necessary in order to make the statements contained herein or therein not misleading.

                             ARTICLE IV
        REPRESENTATIONS AND WARRANTIES OF CORDIS AND PURCHASER

          Cordis and Purchaser hereby jointly and severally represent and warrant to Seller that:

          SECTION 4.1. INCORPORATION AND ORGANIZATION; GOOD STANDING; DUE AUTHORIZATION.

          Cordis and Purchaser are corporations duly organized, validly existing and in good standing under the laws of the States of Florida and North Carolina, respectively. Each of Cordis and Purchaser has all requisite power and authority to execute and deliver, as applicable, this Agreement, the Assumption Agreement, the Escrow Agreement and the Non-Competition Agreement, and has all requisite power and authority to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each of Cordis and Purchaser, as applicable, of this Agreement, the Assumption Agreement, the Escrow Agreement and the Non-Competition Agreement, the performance by each of Cordis and Purchaser of its obligations hereunder and thereunder and the consummation by each of Cordis and Purchaser of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by all necessary actions on the part of each of Cordis and Purchaser, none of which actions have been modified or rescinded and all of which actions remain in full force and effect. This Agreement has been duly executed and delivered by a duly authorized officer of each of Cordis and Purchaser, and this Agreement constitutes a valid and binding obligation of each of Cordis and Purchaser, enforceable against each of Cordis and Purchaser in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of the principles of equity including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether such agreement is considered in a proceeding in equity or at law).

          SECTION 4.2.  NON-CONTRAVENTION.

          The execution, delivery and performance of this Agreement, the Assumption Agreement, the Escrow Agreement and the Non-Competition Agreement by each of Cordis and Purchaser do not, as to each such party, as applicable:
 (a) violate its articles of incorporation or bylaws; (b) violate any applicable law, rule, regulation, ordinance, order, judgment, decree or award of any Governmental Body, court or arbitrator; or (c) conflict with, result in a material breach of or constitute a material default under any material contract, agreement or other instrument to which it is a party or by which any of its properties may be bound or affected.

          SECTION 4.3.  CONSENTS, APPROVALS AND FILINGS.

          Except as set forth on SCHEDULE 4.3 hereto, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body or any other Person is required to be made or sought by Cordis or Purchaser in connection with the execution, delivery and performance of this Agreement and the consummation by Cordis and Purchaser of the transactions contemplated hereby.

          SECTION 4.4.  NO BROKER'S OR FINDER'S FEE.

          Purchaser has not incurred any Liability for any broker's or finder's fees or commissions or similar payments in connection with any of the transactions contemplated hereby.

                            ARTICLE V

                            COVENANTS

          SECTION 5.1.  CONSENTS.

          Seller and each of the Partners shall use their respective best efforts to procure the written consents of all Persons necessary for the assignment to Purchaser of the Leases and Contracts included in the Purchased Assets and consummation of the other transactions contemplated by this Agreement.


          SECTION 5.2.  DELIVERY OF BOOKS AND RECORDS; ACCESS.

          At or promptly following the Closing, Seller shall provide to Purchaser, and Purchaser shall be entitled to receive, the original general ledger, the original customer records relating to customer pak specifications and designs and pending customer purchase orders and copies of customer records relating to accounts receivable, the original vendor records relating to open vendor purchase orders, unpaid invoices (which shall be attached to SCHEDULE 1.1 hereto) and purchased items specifications and designs, copies of the personnel records relating to Employees hired by Purchaser, and the original operational records relating to the Medical Business. Seller shall be entitled to retain the original customer records relating to accounts receivable, the original vendor records relating to paid invoices and/or vouchers (provided that Seller hereby agrees to keep such records in Asheville, North Carolina and make copies of such records available to Purchaser upon twenty-four (24) hours' notice to Seller during the first ninety (90) days following Closing), the original employee records relating to payroll and employee benefits and the original tax records of Seller. In addition, Seller shall be entitled to retain copies of the general ledger, vendor records relating to unpaid invoices, and operational records relating to the Medical Business. Purchaser shall be entitled to all other portions of the Books and Records except as set forth above, or except as the parties may otherwise mutually agree, it being understood that the parties shall use their respective best efforts to resolve any disputes relating to the retention or delivery of such other portions of the Books and Records. Notwithstanding any other provision of this Agreement and the delivery of such portions of the Books and Records as set forth above, after the Closing Date, each party shall provide to the other party (subject to applicable restrictions imposed by law), at no expense, reasonable access to such records retained by such party pursuant to this Agreement and copies of such Documents as are reasonably requested by the other party in connection with claims, tax audits, lawsuits, governmental investigations and similar matters for a period of three (3) years (or, in the case of Federal tax matters, not less than the applicable statute of limitations, plus extensions thereof agreed to by such party) beginning on the Closing Date. During such three-year period (or longer if applicable), each party shall retain and preserve such records. Each party hereby agrees that it will not use any such records in violation of any of the provisions of this Agreement and the transactions contemplated hereby, including without limitation those restrictions set forth in the Non-Competition Agreement.

          SECTION 5.3.  RETAINED LIABILITIES; ASSUMED LIABILITIES.

          (a) All Retained Liabilities shall continue to be obligations and liabilities solely of, and shall solely be legally and financially borne by, Seller. In furtherance (and not in limitation) of the foregoing, Cordis and Purchaser are not, and shall not be treated or viewed as, successor employers or legal successors of Seller as a matter of law and Seller and the Partners shall, subject to the provisions of Article VIII hereof, jointly and severally indemnify and hold Cordis and Purchaser harmless from and against any Damages or Liabilities arising from or in connection with or as a result of any such treatment.

          (b) Following the Closing, all Assumed Liabilities shall be obligations and liabilities solely of, and shall solely be legally and financially borne by, Purchaser. Purchaser shall, subject to the provisions of Article VIII hereof, indemnify and hold Seller harmless from and against any Damages or Liabilities arising from or in connection with the Assumed Liabilities.

          SECTION 5.4.  FURTHER ASSURANCES.

          (a) From and after the Closing, Purchaser, Seller and the Partners each agree that it will act in a manner supporting its compliance and compliance by its Affiliates with all its post-closing obligations under this Agreement, including, without limitation, making all necessary filings and submissions with all applicable Governmental Bodies and other Persons.

          (b) Seller and each of the Partners, on the one hand, and Purchaser on the other hand, shall, and shall cause each of their Affiliates to, from time to time, at the request of the other, and without further consideration, cause the execution and delivery of such instruments of transfer and assumption and take such other actions or execute such other Documents as the other may reasonably request in order more effectively to convey, transfer to and vest in Purchaser, and to put Purchaser in possession of, the Purchased Assets and in order more effectively to release or protect Seller from any Assumed Liabilities and Purchaser from any Retained Liabilities.

          SECTION 5.5.  CHANGE OF NAME.

          Within 15 days following the Closing Date, Seller shall file with the Secretary of State of the State of Georgia an amendment to the agreement of limited partnership and registration of assumed name, if any, of Seller to change, effective as of the Closing, its name from "Scherer Healthcare, Ltd. d/b/a Custom Medical Products" to another name not containing the name "Custom Medical Products," "CMP," "Alliance" or any derivatives thereof or deviations therefrom (provided that Seller may use the name "Custom Apparel Products") and shall do or cause to be done all other acts, including the payment of any fees in connection therewith, to cause such amendments to become effective. None of Seller, either of the Partners or any of their respective Affiliates shall do business as, or use in the conduct of its business or otherwise, the name "Custom Medical Products," "CMP," "Alliance" or any other similar name.

          SECTION 5.6.  TERMINATION OF SUPPLY AGREEMENT.

          Effective as of the Closing and upon payment by Cordis and Purchaser of all amounts payable to Seller thereunder, that certain Agreement dated April 5, 1993 between Seller and Cordis, as amended by (i) that certain letter dated March 31, 1994 from Cordis to Seller, (ii) that certain Amendment to Agreement dated as of April 5, 1995, (iii) that certain letter of intent (the "LETTER OF INTENT") dated July 13, 1995 from Cordis to Seller and executed by Seller on July 17, 1995 and (iv) that certain Amendment to Agreement dated as of September 5, 1995 (collectively, the "SUPPLY AGREEMENT") shall automatically terminate and cease to be of any further force or effect.

          SECTION 5.7.   INTENTIONALLY DELETED.

          Intentionally Deleted.

          SECTION 5.8.  MAINTENANCE OF EXISTENCE.

          Seller shall maintain its limited partnership existence and remain duly qualified and in good standing in all jurisdictions identified in
Section 3.1(a) hereof until the earlier of (a) such time as all Retained Liabilities have been fully satisfied by Seller or (b) one (1) year from the Closing Date. Each of the Partners shall maintain their respective corporate existence and remain duly qualified and in good standing in all jurisdictions identified in Sections 3.1(b) and (c) hereof for so long as they remain liable as Indemnitors under this Agreement.

          SECTION 5.9.  OPERATIONS OF NON-MEDICAL BUSINESS.

          Purchaser, Seller and each of the Partners hereby agree that for a period not to exceed 90 days following the Closing Date, Seller shall be entitled to use the Current CMP Facilities in connection with its operations unrelated to the Medical Business in substantially the same manner in which Seller currently uses the Current CMP Facilities, except as Purchaser may otherwise reasonably require. Purchaser and Seller shall discuss in good faith the terms upon which Seller shall be entitled to use the Current CMP Facilities for such purposes; PROVIDED, HOWEVER, in no event shall Seller be entitled to the use of the services of any New Employees in connection with such operations or the sale of such operations or any assets related thereto.
 Seller and each of the Partners hereby agree, subject to the provisions of
Article VIII hereof, to indemnify Cordis and Purchaser, jointly and severally, from and against all Liabilities and Damages suffered or incurred by Purchaser in connection with Seller's use of the Current CMP Facilities following the Closing Date and the breach by Seller of the provisions of this
Section 5.9.

          SECTION 5.10.  INSURANCE.

          Seller shall maintain all insurance policies described in Section 6.2(k) of this Agreement, in such form and substance as is reasonably satisfactory to Purchaser in its sole discretion, until such time as all Retained Liabilities have been fully satisfied. Seller shall also maintain all insurance policies relating to the CMP Facilities for so long as Seller uses the CMP Facilities as contemplated in Section 5.9, and shall name each of Cordis and Purchaser as additional named insureds on such policies.

          SECTION 5.11.  LICENSE OF "ALLIANCE" TRADEMARKS.

          Effective as of the Effective Date, Purchaser hereby grants Seller a perpetual non-exclusive, royalty-free license to the "Alliance" Trademark acquired by Purchaser pursuant to this Agreement. Seller and its successors and assigns agree that they will not use such "Alliance" Trademark in connection with any business that competes with the Medical Business or sell any products using such Trademark in connection with the Medical Business and Cordis and Purchaser and their respective successors and assigns agree that they will not use the "Alliance" Trademark or grant permission to any other person or entity to use such Trademark in the industrial safety and the industrial clean room markets or sell or grant permission to any other person or entity to sell any products using such Trademark in the industrial safety and the industrial clean room markets. Purchaser agrees that Seller may assign such license without Purchaser's consent to any entity that does not compete with Cordis or Purchaser in the Medical Business; PROVIDED, HOWEVER, that Seller will provide Purchaser notice of any such assignment. Seller further agrees that it may not assign such license to any entity that competes with Cordis and/or Purchaser in the Medical Business without the express written consent of Purchaser, which Purchaser agrees may not be unreasonably withheld. Cordis shall have no obligation whatsoever to protect such Trademark; PROVIDED, HOWEVER, that if Cordis does not take steps to protect such Trademark, Seller shall be entitled to take such actions to protect its interest in such Trademark as it deems necessary.

          SECTION 5.12.  PARENT GUARANTY.

          Subject to the limitations of Article VIII, Parent hereby guarantees the full, complete and timely performance by Seller and the General Partner of all indemnification obligations undertaken by Seller and the General Partner under Sections 5.3(a), 5.9, 7.1(b) and Article VIII (except that Parent's obligations hereunder shall not apply to indemnification obligations arising from breaches of the Limited Partner's representations and warranties or covenants); PROVIDED, HOWEVER, that in no event shall Parent's liability exceed $3,500,000 in the aggregate with other amounts paid pursuant to Parent's guaranty under this Section 5.12 in respect of such guaranty except with respect to those indemnification obligations under Sections 5.3(a), 7.1(b) and 8.2(a) relating to environmental and employment matters (other than employee benefit matters which are separately addressed below), for which the guaranty shall be limited to $6,000,000 in the aggregate with other amounts paid pursuant to Parent's guaranty under this Section 5.12, and except with respect to those indemnification obligations under Sections 5.3(a), 7.1(b) and 8.2(a) relating to Tax and employee benefit matters, for which the guaranty shall be unlimited. This guaranty shall be Purchaser's and Cordis' sole remedy against Parent in respect of such indemnification obligations of Seller and the General Partner. In addition, this guaranty shall not apply to any liabilities arising from the sale and distribution of Cordi-pak procedure trays to the extent that Cordis would have ultimately been liable for such liabilities if the transactions contemplated by this Agreement had not been consummated.

          SECTION 5.13.  CORDIS GUARANTY.

          Cordis hereby guarantees the full, complete and timely performance by Purchaser of all obligations undertaken by Purchaser hereunder; PROVIDED, HOWEVER, that in no event shall Cordis' liability exceed the amount of the Assumed Liabilities.

                              ARTICLE VI
                        CONDITIONS PRECEDENT

          SECTION 6.1. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER TO COMPLETE THE CLOSING.

          The obligations of Seller to effect the Closing and to carry out its obligations under this Agreement shall be subject to the satisfaction (or waiver by Seller) at or prior to the Closing, of the conditions set forth below:

          (a) all representations and warranties of Cordis and Purchaser in this Agreement shall be true and correct in all material respects;

          (b) Cordis and Purchaser shall have performed and complied in all material respects with all agreements and obligations contained in this Agreement required to be performed and complied with by them prior to or at the Closing and all matters which this Agreement provides must be agreed upon prior to the Closing Date shall have been so agreed;

          (c) Seller shall have received all Documents required pursuant to this Agreement to be delivered to Seller at or prior to the Closing and a certificate of an officer of Purchaser and Cordis, dated the Closing Date, in form and substance reasonably satisfactory to Seller, to the effect set forth in subparagraphs (a) and (b) above;

          (d) Seller shall have received certified copies of resolutions adopted by the Board of Directors and sole shareholder of Purchaser authorizing the execution, delivery and performance of this Agreement, the Assumption Agreement, the Escrow Agreement, the Non-Competition Agreement and all other agreements executed and delivered pursuant hereto, which resolutions shall be in full force and effect on the Closing Date;

          (e) Purchaser shall have duly executed and delivered the Assumption Agreement, the Escrow Agreement and the Non-Competition Agreement;

          (f) all required consents, approvals, waivers and authorizations necessary to consummate the transactions contemplated in this Agreement, including all consents and approvals set forth on SCHEDULES 3.6 and 4.3 hereof, and the expiration (or termination) of all pre-consummation waiting periods under applicable law, required in the good faith belief of Seller, for the consummation of such transactions or the operation of the Medical Business thereafter, shall have been obtained or shall have occurred;

          (g) there shall not be any pending or threatened litigation, proceeding or other event that calls into question or challenges the validity of this Agreement, or that might impede or delay the Closing, or that might materially adversely affect the business, financial condition, operating results or prospects of the Medical Business, the Purchased Assets, Cordis or Purchaser, and all actual claims of which Seller is aware against the Purchased Assets or the Medical Business arising therefrom shall have been settled, released and discharged to Purchaser's reasonable satisfaction;

          (h) Seller shall have received legal opinions dated the Closing Date from (i) the general counsel of Cordis covering the matters set forth in EXHIBIT H-1 and (ii) from counsel to Purchaser covering the matters set forth in EXHIBIT H-2; and

          (i)  Cordis shall have paid all Outstanding Cordis Payables.

          SECTION 6.2. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PURCHASER TO COMPLETE THE CLOSING.

          The obligations of Purchaser to effect the Closing and to carry out its obligations under this Agreement shall be subject to the satisfaction (or waiver by Purchaser), at or prior to the Closing, of the conditions set forth below:

          (a) all representations and warranties of Seller, Parent and the Partners in this Agreement shall be true and correct in all material respects;

          (b) Seller and the Partners shall have performed and complied in all material respects with all agreements and obligations contained in this Agreement required to be performed and complied with by them prior to or at the Closing and all matters which this Agreement provides must be agreed upon prior to the Closing Date shall have been so agreed;

          (c) Cordis and/or Purchaser shall have received all Documents required pursuant to this Agreement to be delivered to Cordis and/or Purchaser at or prior to the Closing and all such other Documents as Purchaser may reasonably request in order to establish satisfaction of the conditions precedent set forth in subparagraphs (a) and (b) above, including
(i) a certificate of the chief executive officer of the General Partner, on behalf of itself and on behalf of Seller, (ii) a certificate of the chief executive officer of Parent, and (iii) a certificate of the chief executive officer of the Limited Partner, each dated the Closing Date, in form and substance reasonably satisfactory to Purchaser, to the effect set forth in such subparagraphs;

          (d) except as set forth on SCHEDULE 3.15 hereto and in the financial statements of Seller as of and for the periods ending August 31, 1995, there shall not have been any material adverse change in the Purchased Assets or in the business, financial condition, operating results or prospects of Seller since June 30, 1995;

          (e) there shall not be any pending or threatened litigation, proceeding or other event that calls into question or challenges the validity of this Agreement, or that might impede or delay the Closing, or that might materially adversely affect the business, financial condition, operating results or prospects of the Medical Business, the Purchased Assets, Cordis or Purchaser, and all actual claims of which Seller is aware against the Purchased Assets or the Medical Business arising therefrom shall have been settled, released and discharged to Purchaser's satisfaction;

          (f) all required consents, approvals, waivers and authorizations necessary to consummate the transactions contemplated in this Agreement, including all consents and approvals set forth on SCHEDULES 3.6 and 4.3 hereof, and any approvals required by Purchaser's Board of Directors, and the expiration (or termination) of all pre-consummation waiting periods under applicable law, required in the good faith belief of Purchaser, for the consummation of such transactions or the operation of the Medical Business thereafter, shall have been obtained or shall have occurred.

          (g) Seller shall have duly executed and delivered the Assumption Agreement, the Bill of Sale, the Deed, the Escrow Agreement and the Non-Competition Agreement, and the Partners and Parent shall have duly executed and delivered the Non-Competition Agreement;

          (h) Purchaser shall have received certified copies of (i) the written consent of the Partners authorizing the execution, delivery and performance by Seller of this Agreement, the Assumption Agreement, the Bill of Sale, the Deed, the Escrow Agreement, the Non-Competition Agreement and each other agreement required pursuant to this Agreement to be delivered by Seller, which consent shall be in full force and effect on the Closing Date,
(ii) the unanimous written consent of the Board of Directors of the General Partner authorizing the execution, delivery and performance by the General Partner, on behalf of Seller, of this Agreement, the Assumption Agreement, the Bill of Sale, the Deed, the Escrow Agreement, the Non-Competition Agreement and each other agreement required pursuant to this Agreement to be delivered by Seller and authorizing the execution, delivery and performance by the General Partner, on its own behalf, of this Agreement, the Non-Competition Agreement and each other agreement required pursuant to this Agreement to be delivered by the General Partner, which consent shall be in full force and effect on the Closing Date, (iii) the unanimous written consent of the Board of Directors of the Limited Partner authorizing the execution, delivery and performance by the Limited Partner of this Agreement, the Non-Competition

Agreement and each other agreement required pursuant to this Agreement to be delivered by the Limited Partner, which consent shall be in full force and effect on the Closing Date, (iv) the unanimous written consent of the Board of Directors of Parent authorizing the execution, delivery and performance by Parent of this Agreement, the Non-Competition Agreement and each other agreement required pursuant to this Agreement to be delivered by Parent, which consent shall be in full force and effect on the Closing Date, (v) the agreement of limited partnership of Seller, together with all amendments thereto, certified by the Secretary of the General Partner as in effect on the Closing Date; (vi) the certificate of limited partnership of Seller, together with all amendments thereto, certified as of a recent date (not more than five (5) Business Days prior to the Closing) by the Secretary of State of the State of Georgia, and (vii) the articles of incorporation and bylaws of each of the Partners, together with all amendments thereto, certified by the respective Secretaries as in effect on the Closing Date;

          (i) Purchaser shall have received legal opinions dated the Closing Date from counsel to Seller and each of the Partners covering the matters set forth in EXHIBIT D;

          (j) if required by Purchaser, in its sole discretion, Purchaser shall have received, at its expense, in its sole discretion, satisfactory environmental reports (including Phase 1, Phase 2 or other reports deemed appropriate by Purchaser) on any or all of the CMP Facilities;

          (k) Seller shall have (i) obtained from its insurance carriers "tail" coverage on all "claims made" insurance policies naming each of Cordis and Purchaser as additional named insureds, and (ii) made arrangements to continue all insurance policies relating to the CMP Facilities for so long as Seller continues to use the CMP Facilities as contemplated by Section 5.9, and shall have named each of Cordis and Purchaser as additional named insureds, which coverage shall be reasonably satisfactory to Purchaser in its sole discretion, and Purchaser shall have received certificates evidencing such insurance described in clauses (i) and (ii);

          (l) Purchaser shall have received the Title Insurance Commitment and the Survey with respect to the Asheville Plant, in form and substance reasonably satisfactory to Purchaser in its sole discretion, at its sole expense;

          (m) Purchaser shall have received from Lender, in form and substance satisfactory to Purchaser, a letter evidencing Lender's commitment to cancel the Deed of Trust of record upon receipt of the amount set forth in
Section 2.3(a)(ii) hereof in satisfaction and in respect of the note secured by the Deed of Trust and Lender's;

          (n) Purchaser shall have entered into employment agreements or arrangements, (containing, among other things, non-disclosure and non-compete covenants) with the employees listed on EXHIBIT G hereto;

          (o) Seller shall have paid, or made arrangements to pay at its next scheduled payroll date, all salaries, including overtime pay, and other compensation accrued to its employees as of the Closing Date and;

          (p) Purchaser shall have received a release from Scherer Capital L.L.C. releasing Purchaser from any and all obligations to Scherer Capital L.L.C.

                           ARTICLE VII
             EMPLOYEES AND EMPLOYEE BENEFIT MATTERS

          SECTION 7.1.  Employment of New Employees.

          (a) As of the Closing, Purchaser shall have the right to offer employment to all of the employees of Seller employed in connection with the Medical Business and upon such terms as Purchaser shall determine in its sole discretion. Such employees who accept such offers and thereby become employees of Purchaser shall be referred to as "NEW EMPLOYEES." The parties agree that the employment relationship between such New Employees and Purchaser shall be a new employment relationship and that neither Cordis nor Purchaser is intended to be, and are not, successors to Seller in any legal sense with respect to the employment relationships existing prior to the Closing between such New Employees and Seller. On the Closing Date, Purchaser shall enter into employment agreements or arrangements (containing, among other things, non-disclosure and non-compete covenants) with the employees set forth on EXHIBIT G hereto. Purchaser and Seller shall reasonably cooperate with each other in connection with actions to be taken with respect to the New Employees.

          (b) All past or present employees of Seller (including retirees) who are not New Employees shall continue to be past or present employees or retirees of Seller and Seller and each of the Partners shall, jointly and severally, but except as provided in the proviso of Section 8.2(e), indemnify and hold Cordis, Purchaser and their respective Affiliates harmless from and against all Liabilities and Damages of whatsoever nature with respect to past or present employees or retirees of Seller who are not New Employees.

          SECTION 7.2.  ESTABLISHMENT OF EMPLOYEE BENEFIT PLANS.

          Neither Cordis nor Purchaser shall have any obligation to cover any New Employees in their respective employee benefit plans. In the event Cordis or Purchaser elects to cover any New Employees in any employee benefit plans, such coverage shall be upon such terms and conditions as determined by Cordis and Purchaser in their sole discretion. None of Cordis, Purchaser, any of their respective Affiliates or any of the Cordis benefit plans shall have any obligation, Liabilities or responsibility for any benefit claim or Liability incurred by or pertaining to any New Employee, past employee or retiree prior to the Closing, except to the extent expressly provided herein.

          SECTION 7.3.  SEVERANCE.

          Except as provided in the proviso of Section 8.2(e), Cordis and Purchaser shall not be liable for obligations, Liabilities and responsibilities for severance, termination indemnity, salary continuation or other payments, Liabilities or benefits relating to employees of Seller.

          SECTION 7.4.  REQUIRED DOCUMENTATION.

          In connection with the implementation of Sections 7.1 through 7.3 hereof, Seller and Purchaser shall cooperate in the preparation and filing of all documentation required to be filed with the Internal Revenue Service, the United States Department of Labor and any other Governmental Body.

          SECTION 7.5.  RESERVATIONS OF RIGHTS.

          (a) Nothing herein expressed or implied shall confer upon any Person (including any New Employee or any other past or present employees of Seller) other than Seller any rights or remedies of any nature or kind whatsoever, including any right to employment by Cordis, Purchaser or Seller for any period or under any particular terms and conditions or any third party beneficiary rights hereunder.

          (b) Nothing herein shall prevent Cordis, Purchaser or Seller at any time on or after the Effective Date from terminating, reassigning, promoting or demoting individual personnel or changing adversely or favorably the titles, powers, duties, responsibilities, functions, locations, salaries, other compensation, or terms and conditions of employment of individual officers and employees of Cordis, Purchaser or Seller, as the case may be.

          (c) Nothing herein shall restrict in any way the right of Cordis, Purchaser or Seller on or after the Effective Date to establish, amend or terminate any employee benefit plan, arrangement, program, practice, policy or procedure. Cordis, Purchaser and Seller shall be free at all times to modify, add or eliminate any employee benefit plan, arrangement, program, policy or procedure.

          (d) Notwithstanding any other provision of this Agreement, except as expressly provided in this Article VII, neither Cordis nor Purchaser shall assume or be subject to any obligations, Liabilities or responsibilities of any nature or kind whatsoever (including with respect to pensions, salaries, employee benefits, salary continuation, severance and post-retirement medical benefits and Liabilities as a result of their non-termination by Purchaser)
(i) with respect to former employees of Seller who have retired or terminated employment on or prior to the Closing or who otherwise do not become New Employees, (ii) with respect to employees thereof who do not accept employment with Purchaser or (iii) with respect to any employees thereof having recall rights as of the Closing Date and who are not recalled by Purchaser. None of such employees shall be considered "New Employees" hereunder.

          SECTION 7.6.  NO SOLICITATION OR HIRING.

          Without the prior written consent of Purchaser, none of Seller, Parent either of the Partners or any of their respective Affiliates or their respective agents or representatives shall, for a period of two (2) years after the Closing Date, solicit to hire or hire any New Employees or other personnel employed on a permanent basis by Cordis or Purchaser. The foregoing obligations of Seller, each of the Partners and their respective Affiliates shall not apply to employees who are terminated or given notice thereof by Purchaser.

                          ARTICLE VIII
                         INDEMNIFICATION

          SECTION 8.1.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

          Except as otherwise expressly provided herein, the representations and warranties contained in this Agreement shall survive for a period of one
(1) year following the Closing; PROVIDED, HOWEVER, that all representations and warranties dealing with Tax and environmental matters shall survive until the expiration of any statute of limitations period relating to such Taxes or environmental matters. It is understood and agreed that disclosure of any items in the Schedules hereto which constitute Retained Liabilities shall not relieve Seller or either of the Partners of their indemnification obligations under this Agreement. Neither the period of survival, the liability of any party with respect to the representations and warranties contained herein, nor the indemnification obligations of any party contained in Section 8.2 hereof shall be reduced by any investigation made at any time by or on behalf of any other party. If written notice of a Claim has been given prior to the expiration of the applicable representations and warranties by the party for whose benefit such representations and warranties have been made to the party that made such representations and warranties, then the relevant representations and warranties shall survive for the purpose of such

Claim, until such Claim has been finally resolved pursuant to the provisions of Section 8.3 hereof. The remedies provided herein shall be cumulative and shall not preclude the assertion by Cordis and Purchaser of any other rights or them seeking any other remedies against Seller, Parent, either of the Partners or their respective successors or assigns; PROVIDED, HOWEVER, that Purchaser's contractual remedies in respect of breaches by Seller, Parent and the Partners of representations and warranties and covenants and agreements shall be limited to the indemnification provisions of this Agreement.

          SECTION 8.2.  INDEMNIFICATION.

          Seller, Parent and each of the Partners, on the one hand, and Cordis and Purchaser, on the other hand (each, as applicable, an "INDEMNITOR"), shall indemnify and hold the other, any Affiliate (including Cordis in the case of Purchaser) thereof, and each of their respective partners, directors, officers, employees, attorneys and agents (each such Person being referred to as an "INDEMNITEE") harmless from and against all Liabilities and Damages suffered or incurred by any such Indemnitee arising from or in connection with the following (collectively, "CLAIMS"):

          (a) Retained Liabilities, whether or not disclosed to Purchaser pursuant to this Agreement, as to which each of Seller and each of the Partners shall be jointly and severally liable as an Indemnitor and Parent shall only be liable as a guarantor as provided in Section 5.12;

          (b) Assumed Liabilities, as to which Purchaser shall be the Indemnitor;

          (c) any material breach of any representation or warranty made by such Indemnitor herein or in any agreement or document delivered pursuant hereto (it being understood that (i) Seller shall be an Indemnitor with respect to all representations and warranties and shall be an Indemnitor on a joint and several basis with Parent, the General Partner and/or the Limited Partner with respect to those representations and warranties relating to Parent, the General Partner and/or the Limited Partner, (ii) the General Partner shall be an Indemnitor with respect to only those representations and warranties relating to Seller, Parent and/or the General Partner and shall be an Indemnitor on a joint and several basis with Seller and/or Parent with respect to those representations and warranties relating to Seller and/or Parent, (iii) the Limited Partner shall be an Indemnitor with respect to only those representations and warranties relating to Seller and/or the Limited Partner and shall be an Indemnitor on a joint and several basis with Seller with respect to those representations and warranties relating to Seller) and
(iv) Parent shall be an Indemnitor with respect to only those representations and warranties relating to Parent;

          (d) any material breach or non-fulfillment of any covenant or agreement required to be performed by such Indemnitor hereunder or under any agreement or document delivered pursuant hereto (it being understood that (i) Seller shall be an Indemnitor with respect to all covenants and agreements of Seller, Parent and/or the Partners and shall be an Indemnitor on a joint and several basis with Parent, the General Partner and/or the Limited Partner with respect to those covenants and agreements required to be performed by Parent, the General Partner and/or the Limited Partner, (ii) the General Partner shall be an Indemnitor with respect to only those covenants and agreements required to be performed by Seller, Parent and/or the General Partner and shall be an Indemnitor on a joint and several basis with Seller and/or Parent with respect to those covenants and agreements required to be performed by Seller and/or Parent, (iii) the Limited Partner shall be an Indemnitor with respect to only those covenants and agreements required to be performed by Seller and/or the Limited Partner and shall be an Indemnitor on a joint and several basis with Seller with respect to those covenants and agreements required to be performed by Seller) and (iv) Parent shall be an Indemnitor with respect to only those covenants and agreements required to be performed by Parent;

          (e) any and all Liability to an Employee arising under the Worker Adjustment and Retraining Notification ("WARN") Act of 1988, 29 U.S.C. Section 2101-2109, as well as any applicable state and local laws requiring notice to Employees before terminations or layoffs, as to which each of Seller and the Partners jointly and severally shall be the Indemnitors; PROVIDED, HOWEVER, that Purchaser shall be the Indemnitor with respect to any such Liability to the extent, and only to the extent, such Liability arises as a result of Purchaser's failure to make a reasonable offer of employment to such Employee or Purchaser's causation of an Employment Loss following the Closing;

          (f) any and all Liability relating to, arising out of or in connection with the matters set forth in that certain Warning Letter dated June 26, 1995 from FDA to Parent as a result of the actions or inaction of Seller, Parent or the Partners on or prior to the Closing Date, as to which each of Seller and the Partners jointly and severally shall be the Indemnitors, but only to the extent such Liability could not be avoided by the reasonable action of the Purchaser in the ordinary course of the Medical Business; and

          (g) any and all Liability relating to, arising out of or in connection with that certain Non-Competition Agreement dated as of February 28, 1993 by and among Charles Atkins and Company, Ltd., Parent, Atlanta Healthcare Services, Inc., Charles R. Atkins, III and Isolyser Company, Inc. (the "ATKINS AGREEMENT"), as to which each of Seller, Parent and the Partners jointly and severally shall be the Indemnitors.

The indemnification obligations of Seller and the Partners under Sections 5.3(a), 7.1(b) and 8.2(a) shall survive indefinitely, it being understood, however, that the Parent's guaranty of such indemnification obligations of the Seller and General Partner shall only survive for a period of three years following the Closing except with respect to those indemnification obligations of Seller and the General Partner under Sections 5.3(a), 7.1(b) and 8.2(a) relating to Tax and employee benefit matters, for which the guaranty shall survive indefinitely, and except with respect to those indemnification obligations under Sections 5.3(a) and 8.2(a) relating to environmental matters, for which the guaranty shall survive for the applicable statute of limitations relating to such environmental matters, and except with respect to those indemnification obligations under Sections 5.3(a), 7.1(b) and 8.2(a) relating to other employment matters, for which the guaranty shall survive for three years. The indemnification obligations of Purchaser under Sections 5.3(b) and 8.2(b) shall survive indefinitely. Each parties' indemnification obligations under Section 8.2(c) (and the respective guaranties of Parent and Cordis with respect thereto) shall survive for so long as the representations or warranties to which such indemnification obligations relate survive as provided in Section 8.1. Each parties' indemnification obligations under Section 8.2(d) (and the respective guaranties of Parent and Cordis with respect thereto) shall only survive for a period of three years except with respect to those covenants and agreements relating to Tax and environmental matters, which indemnification obligations shall survive until the expiration of the applicable statute of limitations period relating to such Tax or environmental matters. The indemnification obligations of Seller and the Partners under Sections 5.9, 8.2(e), 8.2(f) and
8.3 (and the guaranty of Parent with respect thereto) shall survive for a period of three years. The indemnification obligations of Purchaser under
Section 8.2(e) (and the guaranty of Cordis with respect thereto) shall survive for a period of three years. The indemnification obligations of Seller, Parent and the Partners under Section 8.2(g) shall survive indefinitely.

          SECTION 8.3.  BULK SALES LAWS.

          Seller and each of the Partners, on the one hand, and Purchaser, on the other hand, hereby waive compliance by the other with the so-called "bulk sales law" and any other similar laws in any applicable jurisdiction in respect of the transactions contemplated by this Agreement. Seller and each of the Partners shall indemnify Purchaser and its Affiliates from and hold each of them harmless against, jointly and severally, any liabilities, damages, costs, and expenses resulting from or arising out of (i) the parties' failure to comply with the so-called "bulk sales law" or any other similar laws in any jurisdiction in respect of the transactions contemplated by this Agreement, but only to the extent such liabilities, damages, costs and expenses relate to Retained Liabilities, or (ii) any action brought or levy made as a result thereof, other than those liabilities which have been expressly assumed, on such terms as expressly assumed, by Purchaser pursuant to this Agreement. Purchaser shall indemnify Seller and each of the

Partners from and hold each of them harmless against any liabilities, damages, costs, and expenses resulting from or arising out of (i) the parties' failure to comply with the so-called "bulk sales law" or any other similar laws in any jurisdiction in respect of the transactions contemplated by this Agreement but only to the extent such liabilities, damages, costs and expenses relate to Assumed Liabilities, or (ii) any action brought or levy made as a result thereof.

          SECTION 8.4.  GENERAL INDEMNIFICATION PROCEDURES.

          (a) Each Indemnitee shall give written notice to the Indemnitor of any Claim or Claims asserted against the Indemnitee or any third party within thirty (30) days after obtaining actual knowledge thereof, including any pending or threatened claim against the Indemnitee which is reasonably likely to give rise to a Claim against the Indemnitor hereunder, stating the nature and basis of such Claim and the amount thereof, in reasonable detail, to the extent then known by the Indemnitee. Failure to provide such notice shall not act as a waiver of the Indemnitee's rights with respect to such Claim unless, and only to the extent that, such failure materially adversely affects the Indemnitor's ability to defend against, minimize or eliminate Damages arising out of such Claim.

          (b) In the event of any claim, litigation, investigation or proceeding by or with any third party, the Indemnitee shall keep the Indemnitor fully informed and, unless the Indemnitor exercises the right of control set forth in the next following sentence, shall use all reasonable efforts to defend such claim, litigation, investigation or proceeding with its own legal counsel and present any defense reasonably suggested by the Indemnitor or its counsel. The Indemnitor shall have the right to participate in such third party claim or litigation by counsel and accountants, at its own expense, and, upon notice to the Indemnitee, to assume and control, at its own expense, the defense or prosecution thereof, as the case may be, with counsel approved by the Indemnitee (which approval shall not be unreasonably withheld or delayed), unless (i) the assumption or control of such defense or prosecution by the Indemnitee has been authorized in writing by the Indemnitor, (ii) the Indemnitee has reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnitor (in which case the Indemnitor will not have the right to direct, assume or control the defense or prosecution of such action on behalf of the Indemnitee) or (iii) the Indemnitor has not in fact employed counsel to assume the defense or prosecution of such action within a reasonable time after receiving notice of the commencement thereof, in each of which cases the reasonable fees and expenses of counsel will be paid by the Indemnitor, and the Indemnitee shall assume and control the defense or prosecution of such action, and the Indemnitor shall reimburse or pay such fees and expenses as they are incurred. If the Indemnitor assumes such defense or prosecution, it shall have no liability for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, litigation, investigation or proceeding (other than the reasonable out-of-pocket costs and attorneys' fees of investigation and cooperation with the Indemnitor that may be requested by the Indemnitor in such defense or prosecution) but the Indemnitor shall thereafter indemnify and hold the Indemnitee and its Affiliates harmless from and against all Liabilities and Damages with respect to such claim, litigation, investigation or proceeding in accordance with the terms of this Agreement. Subject to the foregoing, the Indemnitee shall not make, or offer to make, any settlement of any claim, litigation, investigation or proceeding which might give rise to a right of indemnification from the Indemnitor without the consent of such Indemnitor, which consent shall not be unreasonably withheld or delayed; PROVIDED THAT the Indemnitee may do so without such consent if it elects to waive its right of indemnification with respect to the amount of such settlement in connection with such claim, litigation, investigation or proceeding or the Indemnitor refuses to acknowledge liability for indemnification under this Agreement and/or declines to defend the Indemnitee in such claim, litigation or proceeding.

          (c) The Indemnitor's liability under Sections 5.9, 8.2(c), 8.2(d), 8.2(e) and 8.2(f) shall be limited to the amount of the Purchase Price. The Indemnitor's liability under Sections 5.3(a), 7.1(b), 8.2(a), 8.2(b), 8.2(g) and 8.3 shall not be limited by the Purchase Price.

          (d) In no event shall any payment be made with respect to any Claim or Claims under Sections 5.9, 8.2(c), 8.2(d), 8.2(e), 8.2(f) and 8.3 to the extent any such Claim or Claims under such Sections do not exceed $50,000; PROVIDED, HOWEVER, that in the event any Claim or Claims, singly or in the aggregate, exceed $50,000, then the indemnification provided for in this Agreement with respect to such Sections shall apply to the extent such Claim or Claims, singly or in the aggregate, exceed $50,000.

                           ARTICLE IX
                    MISCELLANEOUS PROVISIONS

          SECTION 9.1.  EXPENSES.

          Except as otherwise expressly provided herein, each party shall bear its own expenses (including those of its attorneys, accountants, advisers or other agents or representatives) incident to the preparation, negotiation, execution and delivery of this Agreement and the performance of its obligations hereunder.

          SECTION 9.2.  ENTIRE AGREEMENT; AMENDMENTS.

          This Agreement together with all other agreements and documents to be executed and delivered in connection herewith constitutes a complete statement of all of the agreements among the parties as of the date hereof with respect to the asset purchase contemplated hereby, supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, between them with respect thereto (including the Letter of Intent, the Supply Agreement and that certain letter agreement regarding confidentiality between Seller and Cordis dated December 9, 1994) and cannot be changed or terminated orally. The parties hereto have not relied on any statements, representations, warranties or covenants, whether oral or written, other than those set forth in this Agreement and the agreements and documents required to be delivered pursuant hereto.

          SECTION 9.3.  SCHEDULES, EXHIBITS AND ADDENDA.

          The Schedules, Exhibits and Addenda to this Agreement shall be construed with and as integral parts of this Agreement to the same extent as if they were set forth verbatim herein; PROVIDED, HOWEVER, that in the event of any conflict between any such Schedule, Exhibit or Addendum and this Agreement, this Agreement shall control.

          SECTION 9.4.  HEADINGS; CERTAIN RULES OF CONSTRUCTION.

          The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement. The terms "herein," hereof," hereunder" and any similar terms used in this Agreement refer to this Agreement, and all references to "this Agreement" refer to this Agreement and the Schedules, Exhibits and Addenda hereto, as amended from time to time. The terms "including" or "include" shall mean "including, without limitation," or "include, without limitation," as the case may be. In the case of each reference to the "knowledge" or "best knowledge" of a party, "knowledge" will be deemed to mean actual knowledge of such party or knowledge that such party should have reasonably had under the circumstances.

          SECTION 9.5.  NOTICES.

          All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered by hand or certified mail, return receipt requested, postage prepaid, (b) when transmitted by telecopier or (c) when received if sent by overnight courier, to the addressee at the following addresses or telecopier numbers (or to such other address or telecopier number as a party may specify from time to time by notice hereunder):

          (i)  If to Seller, Parent or the General Partner:

               Scherer Healthcare, Ltd.
               d/b/a Custom Medical Products
               c/o ASH Enterprises, Inc.
               General Partner
               2859 Paces Ferry Road, Suite 300
               Atlanta, Georgia  30339
               Attn.:    Mr. Robert P. Scherer, Jr.
               Telephone:  (770) 333-0066
               Telecopier:  (770) 333-0068

               with a copy (which shall not constitute notice) to:

               Long, Aldridge & Norman
               One Peachtree Center
               303 Peachtree Street, Suite 5300
               Atlanta, Georgia  30308
               Attn.:  David M. Calhoun, Esq.
               Telephone:  (404) 527-4000
               Telecopier:  (404) 527-4198

          (ii) If to the Limited Partner:

               Out-Patient Products Company, Inc.
               110 Robinhood Road
               Asheville, North Carolina  28804
               Attn.:  Lyman Marshall
               Telephone:  (704) 252-8007
               Telecopier:  (704) 252-8046

               with a copy (which shall not constitute notice) to:

               Westall Gray & Connolly, P.A.
               81 Central Avenue
               Asheville, North Carolina  28801
               Attn.:  Jack W. Westall, Jr. Esq.
               Telephone:  (704) 254-6315
               Telecopier:  (704) 255-0305

         (iii) If to Cordis or Purchaser:

               Cordis Medical Products, Inc.
               Cordis Corporation
               5200 Blue Lagoon Drive
               Suite 200
               Miami, Florida  33126
               Attn.:  Alfred J. Novak
               Vice President and Chief
                   Financial Officer
               Telephone:  (305) 824-2565
               Telecopier:  (305) 824-2440
               with a copy (which shall not constitute notice) to:


               Hogan & Hartson L.L.P.
               555 Thirteenth Street, N.W.
               Washington, D.C.  20004
               Attn.:  Howard I. Flack, Esq.
               Telephone:  (202) 637-5600
               Telecopier:  (202) 637-5910

               and to:

               Robinson, Bradshaw & Hinson, P.A.
               1900 Independence Center
               101 North Tryon Street
               Charlotte, North Carolina  28246
               Attn.:  John R. Miller, Esq.
               Telephone:  (704) 377-2536
               Telecopier:  (704) 378-4000


          SECTION 9.6.  NO WAIVER.

          The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right to insist later on adherence thereto, or thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing and signed by the party against whom enforcement is sought in order to be effective.

          SECTION 9.7.  SUCCESSORS; ASSIGNMENT.

          This Agreement shall inure to the benefit of, and be binding upon, Seller, Parent, the Partners, Cordis and Purchaser and their successors and may not be assigned without the prior written consent of the other parties, and any attempted assignment without such consent shall be null and void.

          SECTION 9.8.  NO THIRD-PARTY BENEFICIARIES.

          Except as otherwise provided in this Agreement, nothing herein is intended to, or shall be construed to, confer upon any Person not a party hereto any rights or benefits hereunder.

          SECTION 9.9.  PASSAGE OF TITLE AND RISK OF LOSS.

          Legal and equitable title to, and risk of loss with respect to, the Purchased Assets shall not pass to Purchaser until 12:01 a.m. on the Effective Date.

          SECTION 9.10.  FORCE MAJEURE.

          If any party or its Affiliates is rendered wholly or partially unable by Force Majeure to carry out its obligations under this Agreement, and if that party gives prompt written notice and full particulars of such Force Majeure to the other party, the notifying party shall be excused from performance of its obligations hereunder during the continuance of any inability so caused, but for no longer period. Such cause shall be remedied by the notifying party as far as possible with reasonable speed and effort, but neither party shall have any obligation to settle any labor dispute. For the purposes of this Agreement, "FORCE MAJEURE" shall mean acts of God, industrial disputes, acts of public enemies or terrorists, war, other military conflicts, blockades, insurrections, riots, epidemics, quarantine restrictions, landslides, lightning, earthquake, fires, storms, floods, washouts, arrests, civil disturbances, restraints by or actions of any Governmental Body (including export or security restrictions on information, material, personnel, equipment or otherwise), breakdowns of plant or machinery, inability to obtain transport or supplies, and any other acts or events whatsoever, whether or not similar to the foregoing, not within the control of the party claiming excuse from performance, which by the exercise of due diligence and reasonable effort said party shall not have been able to overcome or avoid.

          SECTION 9.11.  ANNOUNCEMENTS.

          Purchaser, Seller and the Partners shall consult with one another in advance concerning the form and substance of any press release or other public disclosures of the matters covered by this Agreement and shall use their respective best efforts to prohibit partners, directors, officers, employees or advisors from granting press interviews or engaging in similar actions that would result in public disclosure of such matters; PROVIDED, HOWEVER, that these obligations shall not be deemed to prohibit any party from making any disclosure which such party reasonably deems necessary in order to fulfill such party's disclosure obligations required by applicable law or regulations, provided written notice of such disclosure is promptly given to the other party.

          SECTION 9.12.  COUNTERPARTS.

          This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which together shall constitute one and the same instrument.

          SECTION 9.13.  SEVERABILITY.

          If any term or provision of this Agreement or the application thereof to any party hereto or set of circumstances shall, in any jurisdiction and to any extent, be finally held to be invalid or unenforceable, such term or provision shall only be ineffective as to such jurisdiction, and only to the extent of such invalidity or unenforceability, without invalidating or rendering unenforceable any other terms or provisions of this Agreement or under any other circumstances, and the parties shall negotiate in good faith a substitute provision which comes as close as possible to the invalidated or unenforceable term or provision, and puts the parties in a position as nearly comparable as possible to the position they would have been in but for such finding of invalidity or unenforceability, while remaining valid and enforceable.

          SECTION 9.14.  GOVERNING LAW.

          The interpretation and construction of this Agreement and (unless otherwise expressly provided herein), all amendments hereof and waivers and consents hereunder shall, to the extent the particular subject matter is controlled by state law, be governed by and be construed in accordance with the substantive law of the State of North Carolina, without regard to the conflicts of laws principles thereof.

          SECTION 9.15.  CONFIDENTIALITY.

          (a) Subject to Section 9.15(b) hereof, each of the parties hereto shall, and shall cause their respective Affiliates (and their respective directors, officers, partners, employees and representatives) to, keep confidential and not disclose to any Person (other than, with appropriate undertakings of confidentiality, their respective directors, officers, partners, employees, attorneys, accountants and other advisers with a reasonable need to know such information) the existence and terms of this Agreement and all Confidential Information relating to the other parties and their respective Affiliates obtained by it or them from the other parties or their respective Affiliates in preparation for, or in connection with, this Agreement or the transactions contemplated hereby, and use such information only in connection with this Agreement and such transactions.

          (b) The obligations imposed by Sections 9.15(a) and 9.15(b) hereof shall not apply, or shall cease to apply, to any Confidential Information when, and to the extent that, (i) such Confidential Information (A) was known to the recipient or its Affiliates prior to the receipt of the Confidential Information from the discloser thereof; (B) was, or becomes through no breach of the recipient's obligations hereunder, known to the public; (C) becomes known to the recipient or its Affiliates from sources other than the discloser or its Affiliates under circumstances not involving any breach of any confidentiality obligation between such source and the discloser or its Affiliates; (D) is independently developed by the recipient or its Affiliates; or (E) is required to be disclosed by law or applicable legal process, or is necessary or advisable to be disclosed in order to comply with any applicable statute or governmental rule, regulation, order, directive or policy, any financial or accounting requirement, or any governmental requests for additional information or documents thereunder; or (ii) the party to this Agreement to which such Confidential Information relates expressly consents thereto in writing. In addition, the obligations imposed on Purchaser and Cordis by Sections 9.15(a) and 9.15(b) shall cease to apply to Confidential Information related to the Medical Business after the Closing.

          (c) In connection with its ownership and operation of the Purchased Assets, Seller, the Partners and their respective Affiliates have obtained Confidential Information relating to the business, operations, properties, assets, products, condition (financial and otherwise), liabilities, employee relations, customer, supplier, distributor and franchise relations and prospects of the Medical Business. Following the Closing of the transactions contemplated hereby, Seller, each of the Partners and their respective Affiliates shall treat such information as confidential, preserve the confidentiality thereof, not duplicate or use such information and instruct their respective employees who have had access to such information to keep confidential and not to use any such information unless such information is now or is hereafter disclosed, through no act or omission of Seller, either of the Partners or their respective Affiliates, in a manner making it available to the general public.

          SECTION 9.16.  FORUM.

          The parties hereby irrevocably submit to the exclusive jurisdiction of any North Carolina State Court or Federal Court, in either case sitting in Buncombe County, North Carolina, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and each such party hereby irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in such North Carolina State Court or Federal Court. The parties irrevocably consent to the service of any and all process in any such actions or proceeding by mailing copies of such process to such party at the address specified pursuant to Section 9.5. The parties irrevocably confirm that service of process out of such courts, in such manner, shall be deemed due service upon each of them for the purposes of any such action or proceeding. The parties hereby irrevocably waive (i) any objection each of them may have to the laying of venue of any such action or proceeding in any of such courts, or (ii) any claim that each of them may have that any such action or proceeding has been brought in an inconvenient forum. The parties irrevocably agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section shall effect the right of any party hereto to serve legal process in any other manner permitted by law.

          IN WITNESS WHEREOF, the parties have executed and delivered this Agreement, or caused this Agreement to be duly executed and delivered on their behalf, as of the date first above written.

                           CORDIS MEDICAL PRODUCTS, INC.


                           By: /s/ WILLIAM E. JAMES
                              ---------------------------------------
                                 Name:  WILLIAM E. JAMES
                                 Title: VICE PRESIDENT


                           SCHERER HEALTHCARE, LTD.,
                             D/B/A CUSTOM MEDICAL PRODUCTS

                           By:  ASH Enterprises, Inc.,
                                    its General Partner


                                By: /s/ Robert P. Scherer, Jr.
                                   ------------------------------------
                                      Name:
                                      Title:


                           ASH ENTERPRISES, INC.


                           By: /s/ Robert P. Scherer, Jr.
                              ----------------------------------------
                                 Name:
                                 Title:


                           OUT-PATIENT PRODUCTS COMPANY, INC.


                           By: /s/ Lyman Marshall
                              ------------------------------------------
                                 Name:
                                 Title:

                           Solely with respect to Sections
                           3.1(b), 3.5, 3.6, 3.7, 3.32(a),
                           3.32(b), 3.33, 5.12, 7.6 and Article
                           VIII

                           SCHERER HEALTHCARE, INC.

                           By: /s/ Robert P. Scherer, Jr.
                              -----------------------------------------
                                 Name:
                                 Title:


                           Solely with respect to Article IV,
                           Section 5.13 and Article VIII

                           CORDIS CORPORATION

                           By: /s/ William E. James
                              -------------------------------------------
                                 Name: William E. James
                                 Title: Assist. Treasurer

                           ADDENDUM I
                   TO ASSET PURCHASE AGREEMENT
                  DATED AS OF OCTOBER 3, 1995

                           DEFINITIONS

          "ACCOUNTING ARBITER" means a "Big 6" independent public accounting and auditing firm selected by mutual agreement of Purchaser and Seller.

          "ACCOUNTS PAYABLE" shall mean all Seller's obligations for the payment of goods sold or leased or for services rendered to Seller on or prior to the Closing Date, billed and unbilled, including, without limitation, such obligations which remain outstanding at the time of determination reflected on Seller's unaudited balance sheet dated as of March 31, 1995 and such obligations as of the date hereof listed on SCHEDULE 3.14(a) hereto relating to the Medical Business.

          "ADJUSTMENT CLOSING" means the post-closing adjustment closing scheduled to be held on the ninetieth (90th) day following the Closing Date (or the next Business Day thereafter).

          "AFFILIATE" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such first Person. The term "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with") shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether by reason of ownership of voting stock, partnership interests, by contract or otherwise. The term "Affiliates" shall include all Subsidiaries of such Person.

          "AGREEMENT" means this Asset Purchase Agreement.

          "ASHEVILLE PLANT" shall mean that certain facility of Seller located at Lots 1 and 14, Westside Commercial Park, in Asheville, North Carolina and all streets, roads and public places, opened or proposed, and all easements and rights of way, public and private, tenements, hereditaments, rights and appurtenances, now or hereafter used in connection with, or belonging, incident or appertaining thereto.

          "ASSUMED LIABILITIES" shall exclusively mean those Liabilities relating to the Medical Business which are being expressly assumed by Purchaser, as set forth on SCHEDULE 1.1(a) hereto.

          "ASSUMPTION AGREEMENT" shall mean that certain Assumption Agreement to be executed by Seller and Purchaser, dated the Closing Date, substantially in the form of EXHIBIT B hereto.

          "ATKINS AGREEMENT" shall have the meaning set forth in Section 8.2 hereof.

          "AUTHORIZATIONS" shall mean all licenses, registrations, permits, certificates, authorizations, provider agreements, warranties, guarantees and franchises, together with any additions, renewals or modifications thereto, whether or not issued by a Governmental Body, owned or held by Seller and/or either of the Partners and required to carry on the Medical Business in the ordinary and usual course and consistent with past practice, including those identified on and copies of which are attached as SCHEDULE 3.9 hereto.

          "AVOIDANCE ACTIONS" shall have the meaning set forth in Section 2.3 hereof.

          "BILL OF SALE" shall mean that certain General Bill of Sale and Assignment to be executed by Seller, dated the Closing Date, substantially in the form of EXHIBIT A hereto.

          "BOOKS AND RECORDS" shall mean all books of account and other books, documents, papers, files, credit history, customer records, personnel records, financial records, inspection records and other business records of every kind whatsoever pertaining to the Medical Business, the Purchased Assets, or any of the employees of Seller, but not including the items described in subparagraphs (c) and (d) of the definition of Excluded Assets.

          "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day which is a legal holiday in the States of North Carolina, Florida or Georgia.

          "CAUSES OF ACTION" shall mean all claims, causes of action, counterclaims, choses in action, rights of setoff and other rights of recovery of any kind relating to or arising in connection with the Purchased Assets or the Medical Business, including any mechanic's or materialman's liens or any other liens, or any rights to payment or to enforce payment in connection with services rendered, supplies furnished or other work performed by or on behalf of Seller on or prior to the Closing Date. "Causes of Action" shall not include any claims, causes of action, counterclaims, choses in action, rights of setoff or other rights of recovery relating to or arising in connection with the Excluded Assets or any business of Seller other than the Medical Business.

          "CLAIMS" shall have the meaning set forth in Section 8.2 hereof.

          "CLOSING" shall have the meaning set forth in Section 2.1 hereof.

          "CLOSING DATE" shall mean the day upon which the Closing occurs.

          "CMP FACILITIES", "CURRENT CMP FACILITIES" and "FORMER CMP FACILITIES" shall have the meanings set forth in Section 3.29(a) hereof.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute thereto, and all rules and regulations promulgated thereunder.

          "CONFIDENTIAL INFORMATION" shall mean, with respect to any Person, all confidential or proprietary written, recorded or oral information, data, records, files, lists, materials, documents, know-how or software (including such information pertaining to research, development, engineering, manufacturing, service, sale, marketing or other advertising materials, technical information, training materials, manuals, intellectual property, financial, operating, cost, performance, business, process, customers, clients, patients, or prospects), owned, leased, held or used by such Person, whether such confidential or proprietary nature is indicated orally or in writing (by such terms or terms of similar effect) or in a context in which the source of such information or data reasonably communicates, or the recipient of such information or data should reasonably have understood, that it should be treated as confidential or proprietary, whether or not the specific word "confidential" or "proprietary" is used. The term "Confidential Information" shall include all information relating to the existence of this Agreement and the provisions hereof.

          "CONTRACTS" shall have the meaning set forth in Section 3.20 hereof.

          "CORDIS" shall have the meaning set forth in the introductory paragraph of this Agreement.

          "CUSTOMER CONTRACTS" shall mean all contracts, agreements, orders and commitments with or to medical supplies distributors and manufacturers, hospitals or other parties for products or services provided by or to Seller entered into in the ordinary and usual course of conducting the Medical Business, including those set forth on SCHEDULE 3.20 hereto.

          "DAMAGES" shall mean any losses, injuries, liabilities, damages (including consequential, special, punitive and incidental damages), claims, demands, judgments, settlements, fines, penalties, expenses and costs (including those relating to any investigation or any defense or prosecution of any proceedings, and reasonable fees and expenses of attorneys, accountants, experts and other consultants).

          "DEED" shall mean that certain special warranty deed, dated the Closing Date and executed by Seller, substantially in the form of EXHIBIT E.

          "DEED OF TRUST" shall mean that certain Deed of Trust dated October 22, 1993 by Seller in favor of Lender, securing a certain note dated October 22, 1993 in the principal amount of $488,000.

          "DOCUMENTS" shall mean any paper or other material (including computer storage media) on which is recorded (by letters, numbers or other marks) during the last seven years information that may be evidentially used, including without limitation, legal opinions, mortgages, indentures, notes, instruments, leases, agreements, insurance policies, reports, studies, financial statements (including the notes thereto), other written financial information, schedules, certificates, charts, maps, plans, photographs, letters, memoranda and all similar materials.

          "EFFECTIVE DATE" shall mean the day next following the Closing Date.

          "EMPLOYEE" shall have the meaning set forth in Section 3.31 hereof.

          "EMPLOYMENT LOSS" shall have the meaning set forth in Section 3.31 hereof.

          "ENCUMBRANCE" shall mean any security interest, mortgage, lien, pledge, claim, lease, agreement, right of first refusal, option, limitation on transfer or use or assignment or licensing, restrictive easement, charge or any other restriction of any kind with respect to any property or assets (tangible or intangible), including any restriction on the ownership, use, voting, transfer, possession, receipt of income or other exercise of any attributes of ownership of such property or assets (whether tangible, intangible, real or personal).

          "ENVIRONMENTAL CLAIM" shall mean any accusation, allegation, notice of violation, claim, demand, abatement order or other order or direction (conditional or otherwise) by any Governmental Body or any Person for any damage, including, without limitation, personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, in each case relating to, resulting from or in connection with Hazardous Materials and relating to Seller or any CMP Facility.

          "ENVIRONMENTAL LAWS" shall mean all Federal, state and local statutes, ordinances, orders, rules, regulations, plans, guidances, policies or decrees and the like relating to (a) environmental matters, including, without limitation, those relating to fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials, (b) the generation, use, storage, transportation, treatment or disposal of Hazardous Materials, or (c) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Seller or any of its properties, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 ET SEQ.), and any analogous future or present local, state and Federal statutes and regulations promulgated pursuant thereto, each as amended or supplemented.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974 and all rules and regulations promulgated thereunder, each as amended or supplemented.

          "ERISA AFFILIATE" as applied to any Person, shall mean (a) any corporation which is, or was at any time, a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which that Person is, or was at any time, a member, (b) any trade or business (whether or not incorporated) which is, or was at any time, a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that Person is, or was at any time, a member and
(c) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which that Person, any corporation described in clause (a) above or any trade or business described in clause (b) above is, or was at any time, a member.

          "ERISA EVENT" shall mean (a) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation), (b) the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Code) or the failure to make by its due date a required installment under
Section 412(m) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan, (c) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA, (d) the withdrawal by Seller or any ERISA Affiliate of Seller from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Sections 4063 or 4064 of ERISA, (e) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, (f) the imposition of liability on Seller or any ERISA Affiliate of Seller pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of
Section 4212(c) of ERISA, (g) the withdrawal by Seller or any ERISA Affiliate of Seller in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by

Seller or any ERISA Affiliate of Seller of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA, (h) the occurrence of an act or omission which could give rise to the imposition on Seller or any ERISA Affiliate of Seller of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Section 409 or 502(c), (i) or (l) or 4071 of ERISA in respect of any Plan, (i) the written assertion of a material claim (other than routine claims for benefits) against any Plan other than a Multiemployer Plan or the assets thereof, or against Seller or any ERISA Affiliate of Seller in connection with any such Plan, (j) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Plan intended to be qualified under Section 401(a) of the Code) to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Code or (k) the imposition of a lien pursuant to Section 401(a)(29) or 412(n) of the Code or pursuant to ERISA with respect to any Pension Plan.

          "ESOP" shall mean an employee stock ownership plan, as such term is defined in Section 4975(e)(7) of the Code.

          "ESCROW ACCOUNT" shall have the meaning set forth in Section 2.5 hereof.

          "ESCROW AGENT" shall mean First Union National Bank of Florida or such other bank or trust company as the parties may agree upon.

          "ESCROW AGREEMENT" shall mean that certain Escrow Agreement to be executed by Seller, Purchaser and the Escrow Agent, dated the Closing Date, substantially in the form of EXHIBIT C hereto.

          "ESCROW DEPOSIT" shall have the meaning set forth in Section 2.5 hereof.

          "EXCLUDED ASSETS" shall mean the following assets of the Seller to be excluded from the Purchased Assets: (a) any cash or cash equivalents; (b) the assets and employer rights relating to employee benefit plans of Seller, the obligations in respect of which are not being assumed by Purchaser or any Cordis employee benefit plan; (c) the agreement of limited partnership, minute books and partnership interest transfer records; (d) all accounts receivable and books of account relating thereto; (e) those Contracts set forth on SCHEDULE 8 hereto; and (f) those other assets set forth as being excluded assets on SCHEDULE 1.2 hereto, including without limitation those assets related to Seller's industrial gown and drape business.

          "FDA" shall have the meaning set forth in Section 3.32 hereof.

          "FF&E" shall mean all furniture, fixtures, furnishings, equipment and all other tangible personal property (other than Inventory and the Excluded Assets) owned, leased, held or used by Seller in the Medical Business, including the property identified and described on SCHEDULE 3.16(a) hereto.

          "FORCE MAJEURE" shall have the meaning set forth in Section 9.10 hereof.

          "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncement of the Financial Accounting Standards Board which are applicable to the circumstances at the time or for the period in question.

          "GENERAL PARTNER" shall have the meaning set forth in the introductory paragraph of this Agreement.

          "GOODWILL" shall mean the goodwill of Seller.

          "GOVERNMENTAL BODY" shall mean any United States or other national, state, municipal or local government, domestic or foreign, any subdivision, agency, entity, commission or authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

          "HAZARDOUS MATERIALS" shall mean (a) any chemical, material or substance at any time defined as or included in the definition of "hazardous substance," "hazardous waste," "hazardous material," "infectious wastes," "infectious material," "bloodborne pathogen," "etiologic agent," "infectious substance," "medical waste," "regulated medical waste," "toxic substance" or any other formulations intended to define, list or classify substances by reason of deleterious properties such as ignitibility, corrosivity, reactivity, carcinogenicity, infectious nature, radioactivity, toxicity, reproductive toxicity, "TCLP toxicity" or words of similar import under any applicable Environmental Law or publications promulgated pursuant thereto,
(b) any oil, petroleum, petroleum fraction or petroleum derived substance,
(c) any flammable substances or explosives, (d) any radioactive wastes, substances or other materials, (e) asbestos in any form, (f) urea formaldehyde foam insulation, (g) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million, (h) pesticides and (i) any other chemical, material or substance which is limited or regulated by any Governmental Body or which may or could pose a hazard to the health and safety of the owners, occupants, employees or any Persons in the vicinity of any CMP Facility.

          "IMPROVEMENTS" shall mean all buildings, structures, fixtures, and other improvements now or hereafter actually or constructively attached to the Asheville Plant, and all modifications, additions, restorations, or replacements of the whole or any part thereof.

          "INDEMNITEE" shall have the meaning set forth in Section 8.2 hereof.

          "INDEMNITOR" shall have the meaning set forth in Section 8.2 hereof.

          "INVENTORY" shall mean all supplies, raw materials, work-in-process, finished goods and materials used or consumed in the Medical Business.

          "LEASES" shall mean all lease agreements and other agreements (other than Excluded Assets) for the lease, use or occupancy of, or of space in, certain facilities, buildings, offices, warehouses, structures, improvements, appurtenances, personal property, equipment and fixtures used by Seller in connection with the Medical Business, including those identified and described in SCHEDULE 3.18 hereto.

          "LENDER" shall mean First-Citizens Bank & Trust Company.

          "LETTER OF INTENT" shall have the meaning set forth in Section 5.6 hereof.

          "LIABILITIES" shall mean all debts, adverse claims, Damages, liabilities, judgments, commitments and obligations of any nature, whether accrued, contingent or otherwise and whether known or unknown, including those arising under any law (including the common law) or any rule or regulation of any Governmental Body or imposed by any court or any arbitrator in a binding arbitration resulting from, arising out of or relating to the assets, activities, operations, actions or omissions of a Person, or products manufactured or sold thereby or services provided thereby, or under contracts, agreements (whether written or oral), leases, commitments or undertakings thereof.


          "LIMITED PARTNER" shall have the meaning set forth in the introductory paragraph of this Agreement.

          "MDRs" shall have the meaning set forth in Section 3.32 hereof.

          "MEDICAL BUSINESS" shall have the meaning set forth in the first recital of this Agreement.

          "MULTIEMPLOYER PLAN" shall mean a "multiemployer plan" as such term is defined in Section 3(37) of ERISA.

          "NEW EMPLOYEES" shall have the meaning set forth in Section 7.1(a) hereof.

          "NON-COMPETITION AGREEMENT" shall mean that certain Non-Competition Agreement, dated the Closing Date, among Seller, each of the Partners, Parent and Purchaser substantially in the form of EXHIBIT F hereto.

          "OTHER ARRANGEMENT" shall mean a benefit program or practice providing for bonuses, incentive compensation, vacation pay, severance pay, insurance, restricted stock, stock options, employee discounts, company cars, tuition reimbursement or any other perquisite or benefit (including any fringe benefit under Section 132 of the Code) to employees, officers or independent contractors that is not a Plan.

          "OUTSTANDING CORDIS PAYABLES" shall have the meaning set forth in
Section 2.3(a).

          "PARENT" shall have the meaning set forth in the introductory paragraph of this Agreement.

          "PARTNERS" shall have the meaning set forth in the introductory paragraph of this Agreement.

          "PATENTS" shall mean all United States and foreign patents and registered industrial designs, patent applications or divisionals or continuations-in-part thereof or the equivalent thereof, issuances thereon or reissues or extensions thereof, including any foreign counterparts thereof and any other government-issued or granted indicia of invention ownership throughout the world now or hereafter filed and all rights to apply for patents and all rights with respect to the enforcement worldwide thereof, used in the Medical Business or used or owned by or licensed to Seller for its use in the Medical Business, including any and all rights to sue for the infringement or unauthorized use thereof (whether past, present or future) and the recovery of damages or royalties related thereto, including, without limitation, those set forth on SCHEDULE 3.25 hereto.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

          "PCBs" shall mean polychlorinated biphenyls.

          "PENSION PLAN" shall mean an "employee pension benefit plan" as such term is defined in Section 3(2) of ERISA.

          "PERMITS" shall have the meaning set forth in Section 3.29(b).

          "PERMITTED ENCUMBRANCE" shall mean (a) those Encumbrances set forth in SCHEDULE 3.4 hereto, (b) Leases identified on SCHEDULE 3.18 hereto and (c) with respect to real property and interests in real property, easements, covenants, encroachments, rights-of-way and other restrictions of record, liens for Taxes, assessments and other governmental charges which are not due and payable, and zoning and other similar restrictions which do not, either in any single case or in the aggregate, materially impair the use, as presently conducted, of the facilities used in connection with the Medical Business or all or any significant portion of the Purchased Assets by Purchaser at the Closing.

          "PERSON" shall mean any individual, corporation, partnership, joint venture, trust, unincorporated organization, other entity or Governmental Body.

          "PLAN" shall mean any plan, program or arrangement, whether or not written, that is or was an "employee benefit plan," as such term is defined in Section 3(3) of ERISA and (a) which was or is established or maintained by Seller or any of its Affiliates, (b) to which Seller or any of its Affiliates contributed or was obligated to contribute or to fund or provide benefits, or
(c) which provides or promises benefits to any Person who performs or who has performed services for Seller or any of its Affiliates and because of those services is or has been (i) a participant therein or (ii) entitled to benefits thereunder.

          "PMA" shall have the meaning set forth in Section 3.32. hereof.

          "PREPAID CHARGES" shall mean all prepaid expenses, taxes, fees and other charges relating to and incurred in the ordinary and usual course of the Medical Business, including those identified and described on SCHEDULE
1.3 hereto.

          "PURCHASED ASSETS" shall mean all right, title, benefit and interest of Seller in and to all real, personal and mixed assets of Seller, both tangible and intangible, used in, or necessary to, the conduct of the Medical Business in the ordinary and usual course (other than the Excluded Assets), including, without limitation, all right, title, benefit and interest of Seller in and to (a) all FF&E, (b) all Patents and Trademarks,
(c) all Customer Contracts, and all rights, whether now existing or hereafter arising, thereunder, (d) all Technology, whether fully developed or in process, and all rights associated therewith, (e) all Confidential Information, (f) all Causes of Action, other than counterclaims and rights of set-off relating to Retained Liabilities or the Excluded Assets, (g) such portions of the Books and Records as set forth in this Agreement, (h) all Leases, and all rights, whether now existing or hereafter arising, thereunder, including the benefit of all deposits and prepaid rental payments given by Seller pursuant thereto, including the deposits and prepaid rental payments identified and described on SCHEDULE 1.4 hereto, (i) all Contracts (other than those set forth on SCHEDULE 8 hereto), and all rights of Seller, whether now existing or hereafter arising, thereunder, including the benefit of all deposits given by Seller pursuant thereto, including the deposits identified and described on SCHEDULE 1.4 hereto, (j) all Inventory existing on the Closing Date, (k) to the extent assignable, the full benefit of all Authorizations, (l) Goodwill, (m) all Prepaid Charges, (n) the name "Custom Medical Products," any derivations thereof or deviations therefrom (provided that Seller may use the name "Custom Apparel Products") and all associated rights, (o) the Asheville Plant, (p) all Improvements, (q) al l rights as landlord (whether named as such therein or by assignment or otherwise) under all leases and subleases, if any, of the Asheville Plant and the Improvements, and any and all amendments, modifications, supplements, renewals and extensions thereof, together with all rents, royalties, security deposits, revenues, issues, earnings, profits, income and other benefits of the Asheville Plant or the Improvements or any part thereof, and (r) all other assets, tangible or intangible, real or personal, including without limitation those reflected in Seller's unaudited balance sheet dated March 31, 1995, other than those identified as Excluded Assets. Notwithstanding the foregoing, Purchased Assets shall not include the Excluded Assets.

          "PURCHASE PRICE" shall have the meaning set forth in Section 2.3 hereof.

          "PURCHASER" shall have the meaning set forth in the introductory paragraph of this Agreement.

          "QUALIFIED PLAN" shall mean a Pension Plan that satisfies, or is intended by Seller to satisfy, the requirements for tax qualification described in Section 401 of the Code.

          "RELEASE" shall mean any emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal or release of Hazardous Materials from any source (including, without limitation, the CMP Facilities and properties adjacent to the CMP Facilities) into or upon the environment, including the air, soil, improvements, surface water, groundwater, the sewer, septic system, storm drain, or waste treatment, storage or disposal systems at, on, above or under the CMP Facilities.

          "RETAINED LIABILITIES" shall mean (a) all liabilities that would be reflected on a balance sheet prepared in accordance with GAAP, except as expressly included in the Assumed Liabilities, (b) all contingent Liabilities existing on the Closing Date, (c) all Damages and Liabilities (including, without limitation, environmental, intellectual property infringement, employee injury, occupational disease or disablement, worker's compensation and product liability Damages, regulatory, labor, employment, tax and negligence liabilities) resulting from, relating to or arising out of, Seller's conduct on or prior to the Closing Date, whether asserted before or after the Closing Date, (d) all Damages and Liabilities with respect to all present or future litigation, proceedings, claims or investigations based on Seller's conduct or conditions of the CMP Facilities occurring, or any cause of action arising, on or prior to the Closing Date, (e) except as provided in the proviso of Section 8.2(e), all Damages and Liabilities with respect to employees, former employees or retirees of Seller arising on or prior to the Closing Date, (f) all Damages and Liabilities resulting from the performance by Seller of any Contract or Lease on or prior to the Closing Date, regardless of whether Purchaser has been assigned such Lease or Contract as part of the Purchased Assets, including, without limitation, overpayments, deficiencies in performance or deliveries and compliance with laws or regulations, (g) all Liabilities existing on the Closing Date other than Assumed Liabilities, (h) all Liabilities relating to, arising out of or in connection with the Atkins Agreement, and (i) all other Liabilities related to the Purchased Assets and the Medical Business resulting from actions, omissions or operations on or prior to the Closing Date, whether asserted before or after the Closing Date and whether or not disclosed to Cordis and Purchaser pursuant to this Agreement.

          "SCHEDULES" shall mean the schedules referred to and identified herein.

          "SELLER" shall have the meaning set forth in the introductory paragraph of this Agreement.

          "SUBSIDIARY" of any Person shall mean any other Person which, now or at any time hereafter, is directly or indirectly owned 50% or more (in terms of voting securities or other voting ownership or partnership interest) by such first Person; PROVIDED, HOWEVER, that such other Person shall be deemed to be a "Subsidiary" only so long as the foregoing test continues to be met.

          "SUPPLY AGREEMENT" shall have the meaning set forth in Section 5.6 hereof.

          "SURVEY" means the survey for the parcel or parcels of real property constituting the Asheville Plant, prepared by a registered land surveyor licensed in the State of North Carolina (the "SURVEYOR"), certified by the Surveyor to Purchaser and Purchaser's successors and assigns, and showing (a) the location of all lot and street lines, (b) the location of encroachments, overhangs or projections by buildings or improvements erected on adjacent lands or on such real property, (c) means of ingress and egress to public roads, (d) the location of all utility and other easements, rights of way, set-back lines and other matters of record affecting such real property, and (e) a description and the location of all existing improvements (including parking areas).

          "TAXES" shall mean any and all taxes, charges, fees, levies and other governmental assessments and impositions of a similar kind, payable to any Federal, state, local or foreign governmental taxing authority or agency, including (a) income, franchise, profits, gross receipts, minimum, alternative minimum, estimated, AD VALOREM, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, (b) customs duties, imposts, charges, levies or other similar assessments of any kind, and (c) interest, penalties and additions to tax imposed with respect thereto.

          "TAX RETURN" shall mean any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, required to be filed with the Internal Revenue Service or any other Governmental Body or tax authority or agency, whether domestic or foreign, including any consolidated, combined or unitary tax return.

          "TECHNOLOGY" shall mean all technical information used in the Medical Business (including, without limitation, invention disclosures, trade secrets and know-how, assemblies and detail drawings, design manufacturing and assembling techniques and methods, design information, parts lists, databases, computer software and documentation, source code listings, mask works, technical data, user, operation and maintenance manuals, servicing and installation instructions relating to manufacturing processes and apperati, design and production processes, test and inspection techniques and procedures, material handling techniques, inspection methods and standards used in the Medical Business), and all copyrights and all other literary property and author rights whether or not copyrightable, and all derivative works thereof, in written and electronic form, and any and all renewals, reissues and extensions of copyrights for any of the foregoing, and any copyright applications, registrations and certificates for any of the foregoing, that may be secured under the laws now or hereafter in force and effect in the United States of America or in any other country or countries, and all trade secret rights arising under the common law, state or federal law or the laws of any foreign country, and the unencumbered right to exercise all such rights in all media and by any manner and means now known or hereafter devised, including but not limited to the right to secure all copyrights in Purchaser's name, throughout the world, in perpetuity, in each case used in connection with the Medical Business or used or owned by or licensed to Seller for its use in connection with the Medical Business, and any and all rights to register, patent or secure protection of such, and all rights of action and claims for damages and benefits arising from past, present and future infringements of such copyrights and trade secret rights together with the right to sue for and in the name of Purchaser and to collect the same for Purchaser's use, or the use of its successors, assigns or other legal representatives, all throughout the world for the legal duration thereof. Notwithstanding the foregoing, Technology shall not include technical information included in the Excluded Assets.

          "TITLE INSURANCE COMMITMENT" means an irrevocable title insurance commitment issued by Commonwealth Land Title Insurance Company (Commitment
ID:  E033349).

          "TRADEMARKS" shall mean all words, symbols, icons, logos and other indicia of origin adopted or listed in connection with the Medical Business anywhere in the world, as a trademark, service mark or trade name, and the goodwill of the Medical Business symbolized by such trademarks, service marks or trade names, including all United States Federal and state and all foreign registrations, extensions, renewals, applications for registrations of such or rights to register the same worldwide, used in connection with the Medical Business or used or owned by or licensed to Seller for its use in connection with the Medical Business, all licenses or consents to use with respect thereto, and any and all rights of enforcement with respect to the foregoing, including all rights worldwide to sue for the infringement or unauthorized use thereof (whether past, present or future) and the recovery of damages or royalties related thereto, including, without limitation, those set forth on
SCHEDULE 3.25 hereto.

          "WELFARE PLAN" shall mean an "employee welfare benefit plan" as such term is defined in Section 3(1) of ERISA.

          The Exhibits and Schedules to the Asset Purchase Agreement have been intentionally omitted pursuant to Item 601(b)(2) of Regulation S-K promulgated by the Securities and Exchange Commission. Such Schedules and Exhibits are listed on pages iv and v of the Agreement and will be provided to the Commission supplementally upon request as required by applicable law.